UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐

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Vital Images, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VITAL IMAGES, INC.

5850 Opus Parkway, Suite 300

Minnetonka, Minnesota 55343

(952) 487-9500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2008

To the Shareholders of Vital Images, Inc.:

                                                NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vital Images, Inc., a Minnesota corporation (the “Company”), which will be held on Tuesday, June 3, 2008, at 3:30 p.m. (Minneapolis, Minnesota time), at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, for the following purposes:

1.                                                   To elect seven Directors of the Company for the coming year.

2.                                                   To act upon a proposal to amend the Vital Images, Inc. 2006 Long-Term Incentive Plan.

3.                                                   To act upon a proposal to amend the Vital Images, Inc. 1997 Employee Stock Purchase Plan.

4.                                                   To ratify the appointment by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

5.                                                   To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only holders of record of the Company’s common stock at the close of business on April 10, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.  If there is an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to allow further solicitation of proxies by the Company.

Each of you is invited to attend the Annual Meeting in person, if possible.  Whether or not you plan to attend the Annual Meeting, the Company urges you to vote as soon as possible. Shareholders may vote their shares over the Internet. If a shareholder received a paper copy of a proxy card or voting instruction card by mail, that shareholder may submit the shareholder’s proxy or voting instruction card by completing, signing, dating and returning the proxy card or voting instruction card in the pre-addressed envelope provided. If a shareholder attends the Annual Meeting, that shareholder will have the right to revoke the proxy and vote the shareholder’s shares in person. For specific instruction on how to vote shares, please refer to the section heading “Voting and Revocation of Proxy” in the accompanying proxy statement.

By Order of the Board of Directors

Michael H. Carrel, President and Chief Executive Officer

April 21, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,

PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, IF YOU RECEIVED

A PAPER COPY OF THE PROXY CARD, OR VOTE THROUGH THE

INTERNET AS INSTRUCTED ON THE PROXY CARD.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE VITAL IMAGES, INC.
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2008

This notice, the accompanying proxy statement and the Company’s 2007 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, are available at the Company’s website at http://www.vitalimages.com. Additionally, and in accordance with the new rules of the Securities and Exchange Commission, shareholders may access these materials at the cookies-free website indicated in the Important Notice Regarding the Availability of Proxy Materials that you receive in connection with this notice and the accompanying proxy statement.

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VITAL IMAGES, INC.

5850 Opus Parkway, Suite 300

Minnetonka, Minnesota 55343

(952) 487-9500

PROXY STATEMENT

SOLICITATION OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of Vital Images, Inc., a Minnesota corporation (“Vital Images” or the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Tuesday, June 3, 2008, at 3:30 p.m. (Minneapolis, Minnesota time), and any adjournment of the Annual Meeting.  This Proxy Statement and the accompanying form of proxy are being made available to shareholders on the Internet or are being mailed to shareholders beginning on or about April 21, 2008.

The Company will bear all costs and expenses of preparing, assembling and mailing the proxy materials and soliciting proxies for the Annual Meeting, will arrange with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and will reimburse them for their expense in so doing.  The Company has retained The Altman Group to assist it in soliciting proxies, for which the estimated cost is $6,500, plus reasonable out-of-pocket expenses.  Proxies also may be solicited by telephone, facsimile or personally.

VOTING AND REVOCATION OF PROXY

Shareholders Entitled to Vote; Record Date

Only holders of record of the Company’s common stock at the close of business on April 10, 2008, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.  On the record date, 17,181,526 shares of the Company’s common stock were outstanding.  Each share of common stock entitles the holder of the share to one vote upon each matter to be presented at the Annual Meeting.

Notice of Internet Availability of Proxy Materials

This year, the Company is pleased to be using the new U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to the majority of its shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials.  The notice is entitled “Important Notice Regarding the Availability of Proxy Materials.”  All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice.  The Company’s proxy materials may also be accessed on the Company’s website at http://www.vitalimages.com by selecting “Investors” and then “Proxy Materials.”  The Company is providing some of its shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

Voting Shares and Revoking Proxy

Each proxy returned to the Company will be voted according to the instructions on the proxy.  If no instructions are indicated, the shares will be voted (i) for the election of the nominees for the Board of Directors named in this Proxy Statement, (ii) for the approval of the amendment to our 2006 Long-Term Incentive Plan to increase the shares reserved under the plan by 1,800,000 shares, (iii) for the approval of the amendment to our 1997 Employee Stock Purchase Plan to increase the shares reserved under the plan by 150,000 shares, and (iv) for the ratification of the appointment by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.  Although the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, all proxies returned to the Company will be voted on any such matter according to the judgment of the proxy holders.

Instead of submitting a signed proxy card, shareholders may submit their proxies through the Internet using the control number and instructions on the proxy card.  Internet proxies must be used in compliance with, and will be subject to, the information and terms contained on the proxy card.  These procedures may not be available to shareholders who hold their shares through a broker, nominee, fiduciary or other custodian.

Any proxy for the Annual Meeting may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by:

•                                          giving written notice of such revocation to the Secretary of the Company,

•                                          submitting another written proxy bearing a later date,

•                                          attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or

•                                          voting via the Internet after your prior Internet vote.

A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.  In general, for matters other than the election of Directors, the shareholders of the Company may take action by the affirmative vote of the holders of the greater of a majority of the voting power of the shares present and entitled to vote on a particular item of business, or a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum.  However, Directors are elected by a plurality vote of the voting power of the shares present and entitled to vote.  If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but they will not be considered to have been voted in favor of such matter.  If a signed proxy is returned by a broker holding shares in “street name,” and it indicates that the broker does not have discretionary authority to vote certain shares on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

PROPOSALS OF SHAREHOLDERS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any shareholder wishing to have a proposal considered for inclusion in the Company’s proxy solicitation material for the Annual Meeting of Shareholders to be held in 2009 must set forth such proposal in writing and file it with the Secretary of the Company no later than December 22, 2008, the date that is 120 days before April 22, 2009.  Further, pursuant to Rule 14a-4, if a shareholder fails to notify the Company of a proposal before March 8, 2009, the date that is 45 days before April 22, 2009, such notice will be considered untimely, and management proxies may use their discretionary voting authority to vote on any such proposal.

OTHER BUSINESS

At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting.  However, if any other matters properly come before the Annual Meeting, the individuals named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

FINANCIAL INFORMATION

The Company’s 2007 Annual Report to Shareholders including, but not limited to, the consolidated balance sheets as of December 31, 2007 and 2006 and the related consolidated income statements, statements of stockholders’ equity and comprehensive income, and statements of cash flows for each of the three years in the period ended December 31, 2007, accompanies these materials.  A copy of the 2007 Annual Report to Shareholders may be obtained without charge upon request to the Company.  The 2007 Annual Report to Shareholders can also be accessed on the Company’s website at http://www.vitalimages.com by selecting “Investors,” then “Financial Info & Filings” and then “Annual Reports.”  In addition, the Company will provide without charge to any shareholder, upon the shareholder’s written request, a copy of its Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.  Requests should be directed to Investor Relations, Vital Images, Inc., 5850 Opus Parkway, Suite 300, Minnetonka, Minnesota 55343.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of February 29, 2008 (except as otherwise expressly indicated), certain information regarding the beneficial ownership of shares of common stock of the Company by (i) each person or entity who is known by the Company to own more than 5% of the Company’s common stock, (ii) each Director or nominee for Director of the Company, (iii) each person listed in the Summary Compensation Table and (iv) all Directors, nominees and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Outstanding Shares (2)

5% Beneficial Owners:

T. Rowe Price Associates, Inc.	2,178,900	(3)	12.71%

Capital Research Global Investors	1,777,000	(4)	10.36%

Royce & Associates, LLC	1,735,000	(5)	10.12%

Morgan Stanley FrontPoint Partners LLC	1,258,326	(6)	7.34%

Kairos Partners III Limited Partnership	1,062,204	(7)	6.19%

Lord, Abbett & Co. LLC	1,009,910	(8)	5.89%

FMR LLC	862,387	(9)	5.03%

Executive Officers and Directors:

Douglas M. Pihl	100,525	(10)	*
Michael H. Carrel	148,999	(11)	*
James B. Hickey, Jr.	57,500	(12)	*
Richard W. Perkins	100,000	(13)	*
Michael W. Vannier, M.D.	69,000	(14)	*
Sven A. Wehrwein	56,000	(15)	*
Gregory J. Peet	18,000	(16)	*
Jay D. Miller	354,073	(17)	2.06%
Peter J. Goepfrich	22,563	(18)	*
Steven P. Canakes	96,396	(19)	*
Philip I. Smith	51,294	(20)	*
Susan A. Wood, Ph.D.	99,895	(21)	*
All Directors and executive officers as a group (12 persons, consisting of those named above)	1,174,245	(22)	6.85%

*                                      Less than one percent.

(1)                 Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.  The individuals holding shares subject to restricted stock awards have the power to vote but not the power to dispose of such shares.

(2)                 Based on 17,148,768 shares outstanding as of February 29, 2008.  Such number does not include 2,210,583 shares of common stock subject to stock options outstanding as of February 29, 2008.  Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person(s) on February 29, 2008 or within 60 days of February 29, 2008 upon the exercise of stock options.

(3)                 Reflects information as of December 31, 2007 from Amendment No. 1 to Schedule 13G filed with the Securities Exchange Commission (“SEC”) by T. Rowe Price Associates, Inc. on February 12, 2008.  As set forth in the Schedule 13G, as amended, T. Rowe Price Associates, Inc. has sole voting power as to 216,800 shares and sole dispositive power as to 2,178,900 shares.  The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)                 Reflects information as of February 29, 2008 derived from Amendment No. 1 to Schedule 13G filed with the SEC by Capital Research Global Investors, a division of Capital Research and Management Company, on March 10, 2008. As set forth in the Schedule 13G, as amended, Capital Research Global Investors has sole voting and dispositive power as to 1,777,000 shares. The principal business address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.

(5)                 Reflects information as of December 31, 2007 derived from a Schedule 13G filed with the SEC by Royce & Associates, LLC on January 3, 2008. As set forth in the Schedule 13G, Royce & Associates, LLC has sole voting and dispositive power as to 1,735,000 shares. The principal business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(6)                 Reflects information as of December 31, 2007 derived from Amendment No. 1 to Schedule 13G filed with the SEC by Morgan Stanley and FrontPoint Partners LLC on February 14, 2008. As set forth in the Schedule 13G, as amended, Morgan Stanley and FrontPoint Partners LLC each has sole voting and dispositive power as to 1,258,326 shares. FrontPoint Partners LLC is a wholly-owned subsidiary of Morgan Stanley. The principal business address of Morgan Stanley is 1585 Broadway, New York, New York 10036. The principal business address of FrontPoint Partners LLC is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(7)                 Reflects information as of December 31, 2007 derived from Amendment No. 3 to Schedule 13G filed with the SEC on February 12, 2008 by Kairos Partners III Limited Partnership, John F. White, James F. Rice, Kenneth L. Wolfe and Foster L. Aborn. As set forth in the Schedule 13G, as amended, of these 1,062,204 shares, Kairos Partners III Limited Partnership has shared voting power and shared dispositive power as to 688,000 shares and each of John F. White, James F. Rice, Kenneth L. Wolfe and Foster L. Aborn has shared voting power and shared dispositive power as to 1,062,204 shares. Shares reported in the Schedule 13G, as amended, represent shares held by Kairos Partners II Limited Partnership and Kairos Partners III Limited Partnership (collectively, the “Partnerships”). Each of the individual Reporting Persons is a member of the investment committee of each of the Partnerships. Such committee has voting and investment power over the shares reported herein. The principal business address of the entities associated with Kairos Partners III Limited Partnership is 600 Longwater Drive, Suite 204, Norwell, Massachusetts 02061.

(8)                 Reflects information as of December 31, 2007 derived from a Schedule 13G filed with the SEC by Lord, Abbett & Co. LLC on February 14, 2008. As set forth in the Schedule 13G, Lord, Abbett & Co. LLC has sole voting power as to 854,184 shares and sole dispositive power as to 1,009,910 shares. The principal business address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302.

(9)                 Reflects information as of December 31, 2007 derived from a Schedule 13G filed with the SEC by FMR LLC on February 14, 2008. As set forth in the Schedule 13G, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 766,987 shares. FMR LLC, through its control of Fidelity, and Edward C. Johnson 3d each has sole dispositive power as to 766,987 shares. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. The principal business address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. According to the Schedule 13G, Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 95,400 shares of common stock. FMR LLC, through its control of Pyramis, and Edward C. Johnson 3d each has sole voting power as to 73,800 shares and sole dispositive power as to 95,400 shares. The principal business address of Pyramis is 53 State Street, Boston, Massachusetts 02109.

(10)           Includes 48,000 shares that Mr. Pihl has the right to acquire upon the exercise of stock options.  Excludes shares held by Mr. Pihl’s spouse, as to which Mr. Pihl disclaims beneficial ownership.

(11)           Includes 126,520 shares that Mr. Carrel has the right to purchase upon the exercise of stock options and 9,100 shares subject to a restricted stock award.

(12)           Includes 36,000 shares that Mr. Hickey has the right to acquire upon the exercise of stock options.

(13)           Includes 5,000 shares held by the Perkins Foundation, 7,500 shares held by the Perkins Capital Management, Inc. Profit Sharing Plan and 57,500 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 30,000 shares Mr. Perkins has the right to purchase upon the exercise of stock options. Excludes 396,239 shares of stock beneficially owned by Perkins Capital Management, Inc., as to which Mr. Perkins disclaims beneficial ownership.

(14)           Includes 48,000 shares that Dr. Vannier has the right to acquire upon the exercise of stock options.

(15)           Includes 48,000 shares that Mr. Wehrwein has the right to acquire upon the exercise of stock options.

(16)           Consists of shares that Mr. Peet has the right to purchase upon the exercise of stock options.

(17)           Includes 317,520 shares that Mr. Miller has the right to acquire upon the exercise of stock options and 4,850 shares subject to a restricted stock award.

(18)           Includes 20,830 shares that Mr. Goepfrich has the right to acquire upon the exercise of stock options and 1,200 shares subject to a restricted stock award.

(19)           Includes 86,960 shares that Mr. Canakes has the right to acquire upon the exercise of stock options and 4,550 shares subject to restricted stock awards.

(20)           Includes 40,360 shares that Mr. Smith has the right to acquire upon the exercise of stock options and 8,425 shares subject to restricted stock awards.

(21)           Includes 86,260 shares that Dr. Wood has the right to purchase upon the exercise of stock options and 8,800 shares subject to restricted stock awards.

(22)           Includes 906,450 shares that all Directors and executive officers as a group have the right to acquire upon the exercise of stock options and 36,925 shares subject to restricted stock awards.

ELECTION OF DIRECTORS

(Proposal 1)

The business and affairs of the Company are managed under the direction of its Board of Directors.  Directors of the Company are elected annually to serve until the next annual meeting of shareholders until their successors are duly elected and qualify or until their earlier resignation, death or removal.  The Board has nominated the seven individuals named below to serve as Directors of the Company, and the shareholders will be asked at the Annual Meeting to elect such individuals as Board members.  Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of the nominees named below.  Each of the nominees named below is now a Director of the Company and has served continuously as a Director since the month and year indicated.  All nominees have indicated a willingness to serve if elected.  If any nominee becomes unable to serve before the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named in the proxy.

Name	Positions with the Company	Age	Director Since
Douglas M. Pihl	Chair of the Board	68	May 1997
Michael H. Carrel	Director, President and Chief Executive Officer	37	January 2008
James B. Hickey, Jr.	Director	54	May 1998
Gregory J. Peet	Director	54	July 2005
Richard W. Perkins	Director	77	May 1997
Michael W. Vannier, M.D.	Director	59	December 1997
Sven A. Wehrwein	Director	57	May 1997

Shareholder Approval

The affirmative vote of a plurality of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH ABOVE.

INFORMATION CONCERNING DIRECTORS,
NOMINEES AND EXECUTIVE OFFICERS

Directors and Nominees

The following discussion sets forth certain information concerning the individuals nominated by the Board of Directors to serve as Directors of the Company.

Douglas M. Pihl has been a Director of the Company since May 1997 and its Chair of the Board since December 1997, and he was its interim Chief Executive Officer from February 1998 to December 1999.  Mr. Pihl has over 44 years of experience in the computer industry, with extensive responsibility in design, product planning and management.  Since April 1997, Mr. Pihl has served as Chairman, Chief Executive Officer and President of MathStar, Inc., a publicly-held company that designs, develops and markets a new class of semiconductor integrated circuit, or chip, called field programmable object arrays.

Michael H. Carrel has been President and Chief Executive Officer and a Director of Vital Images since January 2008.  He served as Chief Operating Officer and Chief Financial Officer from May 2005 until January 2008.  Mr. Carrel was part-time Interim Chief Financial Officer of Vital Images from January 2005 until May 2005.  From January 1, 2005 until May 2005, he was employed as Senior Vice President of Strategy and Business Development of Technology Solutions Company (“TSC”), a publicly-held technology consulting company.

Mr. Carrel was President and Chief Executive Officer of Zamba Corporation (“Zamba”), a publicly-held customer relationship management company, from July 1, 2004 until December 31, 2004, when Zamba was acquired by TSC.  Mr. Carrel served as Executive Vice President of Zamba from October 2000 until July 1, 2004, its Vice President from October 1998 to October 2000, and its Chief Financial Officer from October 1998 until December 31, 2004.  He also served as Chief Financial Officer of NextNet Wireless, Inc., a privately-held provider of non-line-of-sight plug and play broadband wireless access systems, from October 1, 2003 through March 31, 2004, when it was sold to Clearwire Corporation.

James B. Hickey, Jr., has been a Director of the Company since May 1998.  Since December 2005, Mr. Hickey has been President and Chief Executive Officer of Myocor, Inc., a clinical-stage medical device company whose products are focused in the cardiac surgery and interventional cardiac markets.  From October 2001 through July 2005, he was President, Chief Executive Officer and a Director of Pulmonetic Systems, Inc., a privately-held manufacturer of medical devices in the respiratory/pulmonary markets.

Gregory J. Peet has been a Director of the Company since August 2005.  Since July 2004, his occupation has been independent corporate director.  From July 2002 until June 2004, he was Vice President and General Manager of the McKesson Medical Imaging Group of McKesson Corporation.  From 1993 until its acquisition by McKesson Corporation in 2002, he served with A.L.I. Technologies Inc., a leading medical image management solutions provider and picture archiving communications systems (PACS) vendor, most recently as its President, Chief Executive Officer and Chairman.  Mr. Peet also serves as a Director of Angiotech Pharmaceutical, Inc. and Vigil Health Solutions, Inc. (Chairman), both of which are public companies, and also with Contigo Systems, Inc. (Chairman), Cogent Health Solutions, Inc. and Conasys Consumer Assurance Systems Inc., which are privately-held.  In December 2005, Mr. Peet was appointed as the Co-Chair of the Premier’s Technology Council, which was established in August 2001 to advise the government on issues related to the advancement and application of technology in British Columbia.

Richard W. Perkins has been a Director of the Company since May 1997.  He has served as President, Chief Executive Officer and a Director of Perkins Capital Management, Inc., an investment management firm, since 1984.  Mr. Perkins also serves on the Board of Directors of the following public companies:  China Nuvo Solar Energy, Inc., Nortech Systems, Inc. and Synovis Life Technologies, Inc.  In addition, Mr. Perkins serves as a Director of several privately-held companies.

Michael W. Vannier, M.D. has been a Director of the Company since December 1997.  Dr. Vannier has been a Professor of Radiology at the University of Chicago since May 2004.  He was the Head of the Department of Radiology at the University of Iowa from June 1996 to November 2000, and professor of radiology there from 1996 until April 2004.  Dr. Vannier was a special assistant to the Director of the National Cancer Institute from 2001 to 2003.

Sven A. Wehrwein has been a Director of the Company since May 1997.  He has over 30 years experience in corporate finance and investment banking.  Since 1999, he has provided financial-consulting services to emerging growth companies.  Mr. Wehrwein also serves on the Board of Directors of the following public companies: Compellent Technologies, Inc., Image Sensing Systems, Inc., Synovis Life Technologies, Inc. and Uroplasty, Inc.  He received his master’s of science in management from the Sloan School at the Massachusetts Institute of Technology and is a certified public accountant.

Independent Directors

The Company’s Governance and Nominating Committee has determined that each of Messrs. Pihl, Hickey, Perkins, Wehrwein and Peet and Dr. Vannier are “independent,” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc. (“NASDAQ”).  Accordingly, the Board is composed of a majority of independent Directors as required by the NASDAQ Marketplace Rules.

Board and Committee Meetings; Attendance of Board Members at Annual Meeting of Shareholders

During 2007, the Board of Directors met eleven times and acted twice by written action.  Also during 2007, the Board of Directors had six standing Committees – a Compensation Committee, which met seven times during 2007, an Audit Committee, which met eight times during 2007, a Governance and Nominating Committee, which met four times during 2007, a Strategy Committee, which met five times during 2007, an Investment Committee, which met twice during 2007, and an Independent Committee, which met five times during 2007.  All Directors attended at least 75% of all meetings of the Board of Directors and 75% of all meetings of the Committees on which they served during the year ended December 31, 2007, except for Dr. Vannier, who attended 57% of the Compensation Committee meetings, and Mr. Wehrwein, who attended 50% of the Investment Committee meetings.

It is the policy of the Board that each member of the Board should attend the Company’s annual meeting of shareholders whenever practical, and that at least one member of the Board must attend each annual meeting of shareholders.  The Company regularly schedules a Board meeting on the same day as the annual meeting of shareholders.  All seven of the Directors being nominated to serve as Directors attended the annual meeting of shareholders held in 2007.  In addition, Jay D. Miller, who is a Director of the Company until May 15, 2008, attended that annual meeting.

Board Committees

The Compensation Committee, with input from the Board of Directors, reviews and approves salaries, compensation and benefits of executive officers and senior management of the Company and administers the Company’s 1997 Director Stock Option Plan, 1997 Stock Option and Incentive Plan and 2006 Long-Term Incentive Plan.  In addition to the meetings and actions of the Compensation Committee described above, the entire Board of Directors discussed and reviewed compensation issues throughout the year at its regular meetings.  The current members of the Compensation Committee who served as such throughout 2007 are James B. Hickey, Jr. (Chair), Gregory J. Peet, Michael W. Vannier, M.D. and Sven A. Wehrwein.  The Governance and Nominating Committee has determined that all members of the Compensation Committee are “independent,” as that term is defined in Rule 4200(a)(15) of NASDAQ’s Marketplace Rules.

The Audit Committee oversees the accounting and financial reporting processes and audits of the financial statements of the Company and is responsible for selecting, evaluating and, when it deems it to be appropriate, replacing the Company’s independent registered public accounting firm.  The Audit Committee assists the Board in fulfilling its oversight responsibilities for the quality and integrity of the Company’s financial reports, the Company’s compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence, as well as accounting and reporting processes.  The Audit Committee also reviews the internal and external financial reporting of the Company and reviews the scope of the independent audit.  It also oversees the Company’s Policy and Procedures with respect to Related Person Transactions.  The current members of the Audit Committee who served as such throughout 2007 are Sven A. Wehrwein (Chair), James B. Hickey, Jr. and Richard W. Perkins.  The Company’s Board of Directors has determined that all members of the Audit Committee are independent under Rule 4200(a)(15) of NASDAQ’s Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934 (“Exchange Act”).  The Board has determined that Sven A. Wehrwein is qualified as an “audit committee financial expert,” as that term is defined in Item 401(h)(2)(i) of Regulation S-K.

The Governance and Nominating Committee is responsible for making recommendations to the full Board of Directors regarding candidates for election to the Board and for overseeing the Company’s Code of Business Conduct and Ethics.  It determines the independence of all Directors under Rule 4200(a)(15) of NASDAQ’s Marketplace Rules.  The current members of the Governance and Nominating Committee who served as such throughout 2007 are Richard W. Perkins (Chair), James B. Hickey, Jr. and Douglas M. Pihl.

The Strategy Committee is responsible for evaluating the Company’s long-term strategy and ensuring consistent alignment with business objectives.  The Strategy Committee also evaluates market conditions and researches potential competitive advantages and how those opportunities can be maximized as it relates to acquisitions, product development and other business activities.  During 2007, the Strategy Committee consisted of

Gregory J. Peet (Chair), Douglas M. Pihl, Michael W. Vannier, M.D. and Jay D. Miller.  The Strategy Committee has no formal charter.

The Investment Committee reviews the activity in the Company’s investment portfolio, monitors compliance with the Company’s investment policy and assists management with the development of investment strategies.  The current members of the Investment Committee who served as such throughout 2007 are Richard W. Perkins (Chair) and Sven A. Wehrwein.  The Investment Committee has no formal charter.

The Independent Committee is directed to review matters for which the Board of Directors desires the review and guidance of members of the Board of Directors that are not otherwise affiliated with the Company.   The members of the Independent Committee during 2007 were Gregory J. Peet  (Chair), James B. Hickey, Jr. and Sven A. Wehrwein.  The Independent Committee has no formal charter.

The charters for the Compensation Committee, Audit Committee and Governance and Nominating Committee can be accessed on the Company’s website at http://www.vitalimages.com by selecting “Investors,” then “Corporate Governance,” then “Governance Documents” and then the charters under “Committee Charters.”

Executive Sessions of the Board

The Board has formally adopted a policy of meeting in executive session, with only independent Directors being present, on a regular basis and at least two times each year.  During 2007, the Board met in executive session five times.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to all Directors, officers and employees of the Company, and it can be found on the Company’s website at http://www.vitalimages.com by selecting “Investors,” then “Corporate Governance,” then “Governance Documents” and then “Code of Business Conduct and Ethics” under “Governance Documents.”  The Governance and Nominating Committee of the Board is responsible for overseeing the code.  In accordance with NASDAQ’s Marketplace Rules, any waivers of the code for Directors and executive officers must be approved by the Company’s Board of Directors.

Policy and Procedures with Respect to Related Person Transactions

On March 7, 2007, the Company’s Board of Directors adopted the Company’s written Policy and Procedures with Respect to Related Person Transactions, which the Audit Committee oversees.  Under the policy, a “related party transaction” is a transaction, arrangement or relationship in which the Company was, is or will be a participant and the amount involved exceeds $50,000, and in which any “related person” had, has or will have a direct or indirect material interest.  The policy generally defines a “related person” as a Director, executive officer or beneficial owner of more than 5% of any class of the Company’s voting securities and any immediate family member of any of the foregoing persons.

Under the policy, the related person; the Director, executive officer or beneficial owner who is an immediate family member of the related person; or the head of the business unit that is responsible for a potential related person transaction must notify the Company’s general counsel of facts and circumstances involved in the potential related person transaction.  If the general counsel determines that the transaction is a related person transaction, he must submit it to the Audit Committee or the Chair of the Audit Committee for review and, if appropriate, approval.  The policy provides that, on an annual basis, the Audit Committee shall review any previously approved related person transaction that is ongoing.  The policy also provides that proposed charitable contributions or pledges of charitable contributions by the Company in the amount of at least $10,000 that would otherwise qualify as a related person transaction are subject to prior review by the Audit Committee or the Chair of the Audit Committee.

Qualifications of Candidates for Election to the Board

The Company’s Directors take a critical role in guiding the Company’s strategic direction, and they oversee the management of the Company.  Many of the Directors have served as Directors since or soon after the Company became a publicly-held company in May 1997.  See “Election of Directors.”  When Board candidates are considered, they are evaluated based upon various criteria, such as their broad-based business and professional skills and experiences, experience serving as management or on the Board of Directors of other companies, concern for the long-term interests of the shareholders, financial literacy and personal integrity in judgment.  The Governance and Nominating Committee and the Board seek to attract and attain highly qualified Directors who have sufficient time to attend to their duties and responsibilities to the Company.  Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly-qualified and productive public company Directors.

The Governance and Nominating Committee and the Board have established the following minimum requirements for Director candidates: being able to read and understand fundamental financial statements; having at least 10 years of relevant business experience; having no identified conflicts of interest as a prospective Director of the Company; having not been convicted in a criminal proceeding other than traffic violations; and being willing to comply with the Company’s Code of Business Conduct and Ethics.  The Governance and Nominating Committee retains the right to modify these minimum qualifications from time to time.  Exceptional candidates who do not meet all of these criteria still may be considered.

Process for Identifying and Evaluating Candidates for Election to the Board

The Governance and Nominating Committee reviews the qualifications and backgrounds of the Directors, as well as the overall composition of the Board of Directors, and recommends to the full Board the Directors to be nominated for election at each annual meeting of shareholders of the Company.  In the case of incumbent Directors, the Governance and Nominating Committee reviews such Directors’ overall service to the Company, including the number of meetings attended, level of participation, quality of performance, and whether the Director continues to meet the applicable independence standards.  For any new Director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Governance and Nominating Committee determines whether the candidate meets the applicable independence standards and the level of the candidate’s financial expertise.  Any new candidates will be interviewed by the Governance and Nominating Committee.  The full Board will approve the final nominations.  The Chair of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors.

Shareholder Nominations

Shareholders may nominate Director candidates for consideration by the Governance and Nominating Committee by writing to Mr. Ian L. Nemerov, the Company’s Secretary, and providing to the Secretary the candidate’s name, biographical data and qualifications, including five-year employment history with employer names, a description of the employer’s business, and all other information relating to such nominee that is required to be disclosed by Schedule 14A under the Securities Exchange Act of 1934; other Board memberships (if any); and such other information as is reasonably available and sufficient to enable the Governance and Nominating Committee to evaluate the minimum qualifications stated above under the section of this proxy statement entitled “Information Concerning Directors, Nominees and Executive Officers – Qualifications of Candidates for Election to the Board.”  The submission must be accompanied by a written consent of the individual being named in the proxy statement to be a nominee and to serve as a Director if elected by the shareholders.  The submission must also include the name, address and number of shares of the Company’s common stock owned by each shareholder submitting the nomination.  Written notice must be given at least 120 days before the date of the next annual meeting of shareholders.  If a shareholder nominee is eligible, and if the nomination is proper, the Governance and Nominating Committee then will deliberate and make its recommendation to the Board of Directors.

The Governance and Nominating Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, based on whether the candidate was recommended by a shareholder.

Communications with the Board

Shareholders can communicate directly with the Board, or with any Committee of the Board, by writing to Mr. Ian L. Nemerov at the Company’s address, by calling Mr. Nemerov at (952) 487-9500 or by contacting him via e-mail at boardofdirectors@vitalimages.com.  All communications will be reviewed by management and then forwarded to the appropriate Director or Directors or to the full Board, as appropriate.

Director Compensation

The following table sets forth information about the compensation paid by the Company to and earned by its Directors for the year ended December 31, 2007:

DIRECTOR COMPENSATION TABLE – 2007

Name (1)	Fees Earned or Paid in Cash (2)	Option Awards (3)		Total Compensation
Douglas M. Pihl	$39,750	$75,700	(5)	$115,450
James B. Hickey, Jr.	55,750	88,363	(4)(5)	144,113
Gregory J. Peet	47,750	76,440	(4)(5)	124,190
Richard W. Perkins	50,000	75,700	(5)	125,700
Michael W. Vannier, M.D.	35,250	94,409	(5)	129,659
Sven A. Wehrwein	57,500	75,700	(5)	133,200

(1)          As an employee of the Company, Jay D. Miller, who resigned as the Company’s President and Chief Executive Officer on January 9, 2008, received no Director fees from the Company during 2007 and thus is not included in the table.

(2)          Consists of fees earned in 2007 and paid in either 2007 or 2008.

(3)          The value of the stock options is the amount of the options that the Company recognizes for financial reporting purposes under Statement of Financial Accounting Standard (“SFAS”) No. 123(R).  Refer to “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical accounting policies and estimates – Equity-based compensation” in our Annual Report on Form 10-K for the year ended December 31, 2007 for discussion of the assumptions used in calculating the expense under SFAS No. 123(R).  This portion of the Annual Report on Form 10-K is included in our 2007 Annual Report to Shareholders.

(4)          On May 23, 2007, Mr. Hickey received a stock option award with a grant date fair value of $145,680 (12,000 shares).  On May 23, 2007, Mr. Peet received a stock option award with a grant date fair value of $60,700 (5,000 shares).  The grant date fair values were computed in accordance with SFAS No. 123(R).

(5)          As of December 31, 2007, the following non-employee Directors had outstanding options to purchase the following number of shares of the Company’s common stock, all of which had been granted under the Vital Images, Inc. 1997 Director Stock Option Plan:  Mr. Pihl (54,000 shares, of which options to purchase 48,000 shares were exercisable), Mr. Hickey (48,000 shares, of which options to purchase 36,000 shares were exercisable), Mr. Peet (23,000 shares, of which options to purchase 18,000 shares were exercisable), Mr. Perkins (36,000 shares, of which options to purchase 30,000 shares were exercisable), Dr. Vannier (54,000 shares, of which options to purchase 48,000 shares were exercisable) and Mr. Wehrwein (54,000 shares, of which options to purchase 48,000 shares were exercisable).

Non-employee Director Fees.  For 2007, each non-employee Director received an annual retainer of $16,000, and the following Chairs received the following additional annual retainers:

•                                          Chair of the Board: $6,000;

•                                          Chair of the Audit Committee: $5,000;

•                                          Chair of the Compensation Committee: $4,000;

•                                          Chair of the Governance and Nominating Committee: $3,000;

•                                          Chair of the Investment Committee: $3,000; and

•                                          Chair of the Strategy Committee: $3,000.

In addition, non-employee Board members received the following meeting fees for meetings attended:

	Chairs	Other Members
Board of Directors	$1,250	$1,250
Audit Committee	1,750	1,000
Compensation Committee	1,500	750
Governance and Nominating Committee	1,250	500
Investment Committee	1,250	500
Strategy Committee	1,250	500

Non-employee Board members of the Independent Committee also received monthly fees for the months in which meetings were held. The chair received $2,500 per month and other members received $1,500 per month.  The Independent Committee members received fees for two months during 2007.

1997 Director Stock Option Plan.  The Vital Images, Inc. 1997 Director Stock Option Plan (the “1997 Director Plan”) was adopted by the Board of Directors on March 19, 1997 and approved by the sole shareholder of the Company on May 1, 1997.  It automatically terminated on March 19, 2007, although options outstanding under the 1997 Director Plan on that date were not affected by the 1997 Director Plan’s termination.  The 1997 Director Plan was intended to assist the Company in attracting, motivating and retaining well-qualified individuals to serve as Directors of the Company.  The 1997 Director Plan provided for both the automatic and discretionary grant of options.  The only individuals eligible to receive options under the 1997 Director Plan were members of the Board of Directors of the Company, and the only individuals eligible to receive automatic grants of options under the 1997 Director Plan were those Directors of the Company who were not employees of the Company.  The 1997 Director Plan provided that the total number of shares of the Company’s common stock that may be purchased upon the exercise of options could not exceed 500,000 shares, subject to adjustment as provided in the 1997 Director Plan.  The 1997 Director Plan was administered by the Board of Directors of the Company.

During the term of the 1997 Director Plan, all grants of stock options under the 1997 Director Plan and the amounts and terms of the options so granted were automatically determined under the 1997 Director Plan, and there were no discretionary grants of options under the 1997 Director Plan.  As such, the Board of Directors had no authority to determine the grant or terms of such automatic options.  Under the 1997 Director Plan, non-employee Directors of the Company received automatic grants of stock options to purchase 18,000 shares on their initial election or appointment to the Board of Directors and on each third anniversary of their appointment to the Board so long as they were members of the Company’s Board.  On February 29, 2008, there were options to purchase 252,000 shares outstanding under the 1997 Director Plan, all of which were automatic options.

2006 Long-Term Incentive Plan.  On March 9, 2006, the Company’s Board of Directors adopted and, on May 4, 2006, the Company’s shareholders approved, the Vital Images, Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”).  Throughout 2006, the provisions of the 2006 Plan providing for the automatic grant of options to non-employee Directors generally were the same as those of the 1997 Director Plan, although no options were granted under the 2006 Plan to non-employee Directors during 2006.  The 2006 Plan was amended by the Board of Directors on February 2, 2007 to change certain features of the automatic grants of options to non-employee Directors.  As amended on February 2, 2007, the 2006 Plan provides that when a non-employee Director is first elected or appointed to the Board, the Director will automatically receive an option to purchase a number of shares of common stock determined by multiplying 9,000 by a fraction, the numerator of which is the expected number of months until the next annual meeting of the Company’s shareholders and the denominator of which is twelve.  As amended in February 2007, the 2006 Plan provides that beginning in 2008, each non-employee Director will be automatically granted, on the day after the Company’s annual meeting of shareholders, an option to purchase 9,000 shares of common stock, with the exception of Michael W. Vannier, M.D., who will receive an option to purchase 5,000 shares on such date in 2008.  Beginning in 2009, each non-employee Director will receive an annual automatic grant of an option to purchase 9,000 shares of common stock on the day after the annual shareholders’ meeting.  In addition, the Compensation Committee and the Board of Directors approved the one-time grant under the 2006 Plan to James B. Hickey, Jr. and Gregory J. Peet on the day after the 2007 annual shareholders’ meeting of an option to purchase 12,000 shares and 5,000 shares, respectively, as a time cycle adjustment for them.  All of these options will vest one year after the date of grant, have a term of five years, and have an exercise price equal to the closing price of the Company’s common stock as of the date of grant.

In addition to such automatic option grants, the 2006 Plan permits the Compensation Committee to make discretionary grants of stock options to any and all Directors, including non-employee Directors.  Upon the discretionary grant of options to the Company’s non-employee Directors under the 2006 Plan, the Compensation Committee will fix the number of shares of the Company’s common stock that the optionee may purchase upon exercise of the option and the exercise price at which the shares may be purchased.  The exercise price of such options cannot be less than the fair market value of the common stock at the time the option is granted.  Each option will be exercisable by the optionee only during the term fixed by the Compensation Committee, with such term ending not later than five years after the date of grant.

All options granted to non-employee Directors under the 2006 Plan are non-qualified options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.  Payment for shares upon exercise of any automatic or discretionary options granted to non-employee Directors under the 2006 Plan may be made in cash, in shares of Company’s common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the shares of common stock being purchased, partly in cash and partly in such shares, or by the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of an option and to deliver to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price of the shares being purchased.

Executive Officers

The following discussion sets forth information as of April 1, 2008 about the executive officers of the Company who are not Directors.

Name	Positions with the Company	Age	Officer Since
Peter J. Goepfrich	Chief Financial Officer and Treasurer	35	January 2008
Steven P. Canakes	Executive Vice President – Sales and International Operations	52	August 1998
Philip I. Smith	Executive Vice President – Corporate Development and Strategic Planning	40	February 2003
Susan A. Wood, Ph.D.	Executive Vice President – Marketing and Technology	45	September 2005

Peter J. Goepfrich was named Chief Financial Officer in January 2008.  Since March 2007, Mr. Goepfrich had been Vice President – Finance and Accounting.  Previously, he was Senior Director of Finance from March 2005 to March 2007 and Controller from August 2004 to March 2005.  From September 1997 to August 2004, Mr. Goepfrich served in PricewaterhouseCoopers LLP’s Assurance and Business Advisory Services practice with a specialization in the audit of technology companies.  From December 1996 to August 1997, Mr.Goepfrich was assistant controller at Management Resource Initiatives, Inc., a consulting firm to emerging companies providing key infrastructure support.

Steven P. Canakes was named Executive Vice President – Sales and International Operations in March 2008.  He was Executive Vice President – Global Sales from September 2005 until March 2008.  Mr. Canakes was the Company’s Vice President-Sales from March 2000 until September 2005, its Vice President-U.S. Sales from August 1998 to March 2000 and its Director of U.S. Sales from March 1998 to August 1998.  From July 1996 to March 1998, Mr. Canakes was Vice President of Business Development for MedManagement, LLC in Plymouth, Minnesota.  From February 1994 to July 1996, he served as Vice President of Sales for Medintell Systems and Value Health Corporation, a Medintell Systems Division.  Before February 1994, Mr. Canakes was a CT Product Sales Manager for Picker International, Inc.

Philip I. Smith was named Executive Vice President – Corporate Development and Strategic Planning in March 2008.  From September 2005 until March 2008, he was Executive Vice President – Corporate Development.  He served as the Company’s Vice President-Marketing and Corporate Development from January 2004 until September 2005 and its Vice President-Corporate Development from February 2003 until January 2004.  From April 2002 to November 2002, Mr. Smith served as President and Chief Executive Officer of Thermonix, a medical technology company.  From April 2000 until April 2002, Mr. Smith was employed as Vice President, Marketing and Corporate Development of Image-Guided Neurologics, Inc., a medical technology company.  From August 1997 to February 2000, Mr. Smith was employed as an investment banker with US Bancorp Piper Jaffray.  Before August 1997, Mr. Smith held senior sales positions at GE Medical Systems.  Since November 2006, Mr. Smith has served as a Director of Angeion Corporation.

Susan A. Wood, Ph.D., was named Executive Vice President – Marketing and Technology in March 2008.  From May 2007 until March 2008, she was Executive Vice President – Product Marketing and Development.  From September 2005 until May 2007, she was Executive Vice President – Marketing and Clinical Development.  From November 2004 until July 2005, Dr. Wood served as consultant and Chief Operating Officer of Medicsight, PLC, a medical imaging software company based in London, England.  From November 1997 until October 2004, she served with R2 Technology, Inc., a computer-aided detection company, most recently in the position of Vice President of Marketing and earlier in other product development leadership positions.  From May 1995 until October 1997, Dr. Wood was with ISG Technology (formerly Cedara Software, now Merge Healthcare).  Dr. Wood is the co-inventor of several innovations in medical imaging for which United States and foreign patents are granted or pending, and she has written several articles in trade journals and chapters in books dealing with advanced analysis and CAD in medical imaging.  She holds a bachelor of science in engineering from the University of Maryland, a master of science in biomedical engineering from Duke University and a doctor of philosophy from The Johns Hopkins Medical Institutions, School of Hygiene and Public Health in Baltimore, Maryland.  Dr. Wood also received a post-doctoral fellowship from Johns Hopkins to research quantification of three-dimensional airway trees during inflation using computed tomography.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers, and any persons holding more than 10% of the outstanding common stock of the Company to file reports with the Securities and Exchange Commission concerning their initial ownership of common stock and any subsequent changes in that ownership.  The Company believes that for 2007, the filing requirements were satisfied.  In making this disclosure, the Company has relied solely on written representations of its Directors, executive officers and beneficial owners of more than 10% of its common stock and on copies of the reports that they have filed with the Securities and Exchange Commission.

Compensation Discussion and Analysis

Compensation Philosophy and Components

We compete in a competitive market for personnel, both for executives and for non-executive employees.  Desirable candidates for employment at Vital Images may also have attractive opportunities from many other employers, such as multi-national medical device companies, venture-backed or fast-growing medical device or technology companies, and academic research institutions.  Our long-term success depends on our ability to develop and market innovative enterprise-wide advanced visualization and analysis solutions that address important medical needs. In addition, the intense global pressures on health care costs require us to continually improve our productivity. To achieve these goals, it is critical that we be able to attract, motivate and retain highly talented individuals at all levels of the organization.

The Compensation Committee of our Board of Directors bases its executive compensation programs on the same objectives that guide the Company in establishing all of its compensation programs:

•                                          Compensation should be based on the level of job responsibility, individual performance and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance because they are more able to affect its results.

•                                          Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent.

•                                          Compensation should reward performance, and the objectives of pay-for-performance and retention must be balanced.

•                                          To be effective, performance-based compensation programs should measure the achievement of objectives that are critical for driving the success of the Company.

•                                          Although compensation and benefit programs and individual pay levels will reflect differences in job responsibilities, geographies and marketplace considerations, the overall structure of compensation and benefit programs should be broadly similar across the organization. Perquisites for executives should be rare and limited to those that are important to the executive’s ability to safely and effectively carry out his or her responsibilities.

•                                          Except for benefits and programs that are available to all of our employees or a broad selection of our general employee population, our executives should receive few perquisites, if any, and those that are provided should receive specific approval and meet a defined business purpose.

The Compensation Committee is responsible for assuring that compensation for our executives is consistent with our compensation philosophy.  The Compensation Committee reviews our compensation philosophy and trends in our industry to ensure that our executive compensation program is competitive and attracts and retains talented management, motivates our executives to achieve short- and long-range corporate objectives, and aligns the motivation and interests of the executives with the interests of our shareholders.

The Compensation Committee administers our equity-based compensation and management incentive programs and other compensation initiatives identified by the Board.  The Compensation Committee reviews and approves each executive’s base salary, bonus, and equity incentives annually, as well as our management incentive plan under which the executive officers may receive non-equity incentive compensation.

We view the various components of compensation as related but distinct.  Although the Compensation Committee does review and consider total compensation for each executive officer and for all executive officers as a group, we do not believe that significant compensation derived from one component of compensation should necessarily negate or reduce compensation from other components.  We determine the appropriate level for each compensation component based in part, but not exclusively, on the following factors:

•                                          internal equity and consistency;

•                                          the executive compensation paid by other companies with which we compete for executive talent;

•                                          individual performance, and

•                                          Company performance.

The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

For 2007, our named executive officers were Jay D. Miller, President and Chief Executive Officer, Michael H. Carrel, Chief Operating Officer and Chief Financial Officer, Steven P. Canakes, Executive Vice President – Global Sales, Philip I. Smith, Executive Vice President – Corporate Development, and Susan A. Wood, Ph.D., Executive Vice President – Product Marketing and Development (the “Named Executive Officers”).

Role of Executive Officers in Compensation Decisions

During several meetings with the Compensation Committee held each year in December, January and February, our President and Chief Executive Officer presents to the Compensation Committee his recommendations regarding changes in his compensation and the compensation for our other executive officers.  The Compensation Committee discusses these recommendations and accepts or adjusts them, in whole or in part.  The President and Chief Executive Officer is not present during the Compensation Committee’s final discussions or determination of his compensation, but he participates in the discussions regarding other executive officers’ compensation.  The Chief Financial Officer also may be present for discussions regarding compensation for the vice presidents.  The other executive officers are not present during the Compensation Committee’s discussions of their compensation.  The chair of the Compensation Committee presents the Compensation Committee’s findings regarding compensation for executive officers to the Board of Directors at one or more meetings typically held before mid-March of each year to obtain the Board’s input.  Based on such input, at these meetings, the Compensation Committee approves and adopts executive compensation for that year, including executive salaries, the management incentive plan, and stock options and restricted stock awards.

Setting Executive Compensation

In making decisions regarding elements and amounts of compensation, the Compensation Committee considers compensation paid to executive officers at similar levels and with similar experience and responsibility at public companies in our industry and region that it deems to be comparable in terms of revenue, market capitalization, complexity, number of employees and profitability.

The companies that comprised this peer group in 2007 were:

•	Amicas, Inc.	•	iCAD, Inc.,	•	Possis Medical
•	Bio-Imaging Technologies, Inc.	•	Merge Technologies, Inc.	•	Quality Systems, Inc.
•	Emageon, Inc.	•	Omnicell, Inc.	•	Sonosite, Inc.
•	Given Imaging Ltd.	•	Phase Forward, Inc.	•	SurModics, Inc.
				•	Volcano Corporation

The Compensation Committee also reviewed compensation data from surveys prepared by Culpepper & Associates, Inc. and Radford Surveys & Consulting (which is part of AON Consulting, Inc.), focusing on companies with comparable revenue and in a similar industry and location as Vital Images. The Compensation Committee is also mindful of the effect of any percentage increases in executive compensation on all of our employees.  The Compensation Committee did not use outside advisors in 2007.

Base Salary

Executive officers receive a base salary to compensate them for services rendered during each year.  Base salary is determined by assessing the executive’s sustained performance against his or her individual job responsibilities, including the impact of such performance on our business results, market data and comparisons to other Company officers.

Salary levels are considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility.  Increases in the salary of the President and Chief Executive Officer are determined by the Compensation Committee based on its assessment of his performance and his achievement of goals.  For 2007, the base salary of the President and Chief Executive Officer was increased to $345,000 after reviewing salary data from comparable companies, salary surveys from Culpepper and Radford, his salary history, his past performance, and the Company’s historical performance.  Merit-based increases in the salaries of other executive officers are based on the assessment by the President and Chief Executive Officer and the Compensation Committee of his or her overall performance and by achievement of each individual’s objectives.  For determining the base salary of our other executive officers, the Compensation Committee weighed similar factors as it considered for our President and Chief Executive Officer – comparable companies, Company and executive performance, external salary surveys, and our desire to align the interests of our executive officers and promote teamwork among them.

Bonus

Bonuses to executive officers are determined and paid under the management incentive plan established each year.  Payments under the annual management incentive plan are tied to the level of achievement of annual performance targets by our executives.  These targets are based on our annual budget as approved by the Board of Directors.  An executive’s annual incentive opportunity is based upon a percentage of his or her base salary.  The management incentive plan under which bonuses are determined and paid consists of two major components that we believe will have the most positive effect on shareholder value – corporate performance and personal performance.

For 2007, we based the corporate performance portion of the management bonus upon achievement as measured by three financial performance criteria:

•                                          orders, which we refer to as “bookings;”

•                                          revenue as determined in accordance with generally accepted accounting principles, consistently applied, or “GAAP”; and

•                                          income before taxes, interest and equity-based compensation, which we refer to as “adjusted EBIT.”

The targeted bonus for Mr. Miller during 2007 was 65% of his base salary, and the targeted bonus for all other Named Executive Officers was 50% of their base salaries.  In 2007, the Compensation Committee increased Mr. Miller’s target bonus percentage to 65% from 60% in 2006 to reflect the aggressive nature of the Company’s objectives and after analyzing industry trends.   The Compensation Committee maintained the 50% target bonus percentage for the other Named Executive Officers also to reflect the aggressive objectives and to continue to highly motivate them to work together as a group and achieve those objectives.  In 2007, the potential bonus for each Named Executive Officer was allocated as follows:

	President and CEO and Chief Operating and Chief Financial Officer (Jay D. Miller and Michael H. Carrel)	Executive Vice President – Global Sales (Steven P. Canakes)	All Other Named Executive Officers (Philip I. Smith and Susan A. Wood, Ph.D.)
Bookings Objective	25%	30%	20%
Revenue Objective	20%	15%	25%
Adjusted EBIT Objective	30%	30%	30%
Personal Objectives	25%	25%	25%
TOTAL	100%	100%	100%

For our corporate performance objectives, the Compensation Committee chose the measures of bookings, revenue and adjusted EBIT because it believed they were the most appropriate measures of what the Company needed to accomplish in 2007.

Each financial performance objective has minimum achievement levels and maximum potential bonuses for overachievement.  Results below the minimum achievement levels will result in no bonus for that objective.  After the minimum is obtained, actual results within an achievement range will be interpolated until the maximum potential bonus is achieved.

Our 2007 corporate performance measurement amounts for bookings, revenue and adjusted EBIT were the same for all of our Named Executive Officers.  For 2007, the Board approved 100% bonuses for Named Executive Officers upon the achievement of $90.0 million in bookings, $93.5 million in revenue and $17.83 million in adjusted EBIT.  Overachievement against the bookings and revenue targets could have earned up to 250% bonuses, and overachievement against the adjusted EBIT target could have earned up to 200% bonuses.  Our Named Executive Officers could have achieved greater bonuses for overachievement against the bookings and revenue objectives than for the adjusted EBIT objective because we felt that weighting the bookings and revenue objectives more heavily reflected the growth priorities of the Company in 2007.

Our targets for bookings, revenue and adjusted EBIT were chosen to represent aggressive growth over our results in 2006, particularly in bookings and revenue, and thus were considered to be difficult to achieve.  The Compensation Committee also felt achievement of these objectives would drive significant value for our shareholders. Our targets for adjusted EBIT did not reflect as large an increase over our results in 2006 because the Company expected to make investments in 2007 in research and development, sales and marketing and infrastructure, causing our adjusted EBIT to increase at a lower rate.

In 2007, the Company did not achieve any of its corporate performance objectives, so no bonus compensation for corporate performance was paid to any of the Named Executive Officers for 2007.

The personal performance portion of the management incentive plan is based on specific objectives set annually for each individual.  Individual performance objectives are determined by the executive officer to whom the potential bonus recipient reports or, in the case of the President and Chief Executive Officer, by the Compensation Committee.  Because the personal objectives are based upon achieving identified tasks, an executive officer cannot receive more than 100% of the possible bonus for any overachievement of these objectives.  The personal objectives for each Named Executive Officer are related to achievements within their specific functions, including expanding the Company into new markets, both organically and inorganically; increasing the Company’s product offerings; improving the Company’s service offerings; management of the Company’s business partnerships; conducting investor relations activities; improving the Company’s intellectual property and clinical validation infrastructure; and recruitment and retention of employees.  They also have more personal qualitative objectives, such as self-development and executive team development, to improve their skills and performance as officers of the Company.  The Compensation Committee approves the personal objectives of the President and Chief Executive Officer and determines his performance against his personal objectives.  The President and Chief Executive Officer approves the personal objectives of the other Named Executive Officers and measures their performance.  Most of the personal objectives are considered to be difficult to achieve, but attainable. Achievement of the goals was measured both quantitatively and qualitatively by the Compensation Committee and the President and Chief Executive Officer.

The management incentive plan is administered by the Board of Directors and Compensation Committee, which have the right, at any time and at their discretion, to amend the plan, increase or decrease individual payout amounts, whether earned or unearned, or terminate the plan, in whole or in part.  The Company follows applicable laws and regulations regarding recovery of any bonus or other incentive-based or equity-based compensation, or profits realized from the sale of securities, resulting from misconduct.  The Compensation Committee also retains discretion to award special bonuses for outstanding achievement, which discretion it exercised to award a special bonus for 2007 to Susan A. Wood, Ph.D. our Executive Vice President – Product Marketing and Development, for her work related to our agreement with Toshiba Medical Systems under which Toshiba will resell our products in Japan. Total cash bonus amounts, if any, paid to the Named Executive Officers for 2007 performance are listed in the Summary Compensation Table included elsewhere in this proxy statement.

Equity-Based Compensation Program

Our shareholder-approved equity compensation plan permits a variety of equity awards. Grants of stock options and restricted stock awards are the primary vehicles for offering long-term incentives to executive officers and key employees.  The objectives of our equity-based compensation program are to advance the longer-term interests of the Company, complement incentives tied to annual performance and align the interests of executives more closely with those of our shareholders.  We believe that long-term incentives provided by stock options and restricted stock awards are especially significant in motivating our executives and retaining their services.  The number of stock options and restricted stock awards granted is based on the executive’s position and performance in that position.  During 2007, as in prior years, we granted stock options and awarded restricted stock to executives and other senior officers in March 2007 as part of our Company-wide annual grant. We will continue to evaluate what types of equity award vehicles achieve the best balance between continuing our successful practice of providing equity-based compensation and creating and maintaining long-term shareholder value.

The President and Chief Executive Officer makes recommendations for grants of options and restricted stock awards to executive officers and key employees.  The Compensation Committee reviews these recommendations and approves grants of options and restricted stock awards based on, among other factors, historical grants, the value of past grants and the Company’s performance.  In granting stock options and restricted stock awards, the Compensation Committee and President and Chief Executive Officer consider trends in equity-based compensation and whether they are consistent with our compensation philosophy.  They also consider our “overhang” percentage; that is, the number of our shares that are subject to outstanding options and other awards, such as restricted stock, as a percentage of the number of our shares outstanding.

Grants of stock options and awards of restricted stock to executive officers and other key employees are considered at a series of meetings of the Compensation Committee that are held in the first quarter of each year.  Grants to newly-hired employees are effective on the employee’s first day of employment, and grants to employees who are promoted during the fiscal year are effective on the later of the date of their promotion and the date the Compensation Committee approves the grants.  To facilitate the grant of options and restricted stock awards to existing and newly-hired employees, the Board of Directors and the Compensation Committee authorized Jay D. Miller and Michael H. Carrel to grant individual stock options and restricted stock awards during 2007 to such employees, subject to the terms of the applicable plan and guidelines approved by the Compensation Committee and the Board.  As Mr. Miller is no longer the Company’s President and Chief Executive Officer, the Compensation Committee authorized Peter J. Goepfrich, who became the Company’s Chief Financial Officer on January 9, 2008, to make such awards in conjunction with Mr. Carrel.  The exercise price of all stock options granted is equal to the closing price of our common stock as reported on The NASDAQ Global Select Market on the date of grant.

All grants of stock options and awards of restricted stock to Named Executive Officers during 2007 contained vesting provisions.  Options granted during 2007 were to vest as to 28% of the amount granted on the first anniversary of the grant date, with an additional 2% of the grant amount to vest each month thereafter until the entire option vests on the fourth anniversary of the date of its grant.  Awards of restricted stock during 2007 are to vest on a three-year schedule, beginning on the first anniversary date of the date of grant, based on achievement of aggressive revenue performance goals over those three years.  If the revenue target in one year is missed, the portion of the award that was to vest upon achievement of that target may still vest if the revenue target in a subsequent year is achieved.  The performance goals were chosen to provide incentive to achieve longer-term growth targets and drive shareholder value.

Stock Ownership and Retention Guidelines.  In May 2006, the Board of Directors approved stock ownership guidelines that apply to all Directors and executive officers.  The guidelines are overseen by our Governance and Nominating Committee.  Under these guidelines, ownership targets for executive officers are a multiple of base salary (not including bonuses, such as performance or signing bonuses), varying by management level, and the ownership target for members of the Board is based on the value of our common stock, as follows:

Board members	$100,000
Chief Executive Officer	2.0 times base salary
Chief Operating Officer	1.5 times base salary
Other executive officers	1.0 times base salary

The guidelines provided that ownership was to be measured as of December 31, 2007 for those who were executive officers on that date, with reference to the executive officer’s base salary for the year then ended and using the fair market value of our common stock as of December 31, 2007.  To the extent that a Board member or executive officer did not already satisfy the applicable ownership and valuation requirements, he or she is expected to meet the target over the later of four years from December 31, 2007 or five years from the date such person became a Board member or executive officer.  Ownership for new executive officers and Board members is measured on the last trading date of the year in which they became an executive officer or Board member, with reference to the executive officers’ annualized base salaries.  Shares that count include all shares directly or beneficially owned by the executive officer or Board member, except for shares subject to options and unvested restricted stock awards.  As of December 31, 2007, all the Directors and Named Executive Officers either met the guidelines or were making satisfactory progress toward meeting them, in the opinion of the Governance and Nominating Committee.

If a Director or executive officer desires to sell any shares of our stock, we recommend that person adopt a 10b5-1 plan, which provides a safe harbor from liability under the anti-fraud provisions of the Securities Exchange Act of 1934 for sales following such a written plan that includes either the number of shares to be sold and the prices at which they will be sold or a formula under which the number of shares and sales prices are determined.  We also encourage all Directors and Named Executive Officers who exercise options to retain and hold at least 10% of the shares obtained upon their exercise.  Under our policy prohibiting insider trading, which applies to all Directors and employees, the 10b5-1 plans must be reviewed and approved by the chair of the Compensation Committee and outside securities counsel before they can be adopted.

Benefits

Our executive officers are eligible for all benefits generally available to our full-time permanent employees.  We do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.  Any benefits that are provided only to executive officers are usually directly related to unique features of that executive’s position, such as being an expatriate, or when the executive officer undertakes actions at our request, such as relocating.  The benefits we provided in 2007 to executive officers are described in the Summary Compensation Table included elsewhere in this proxy statement.

All employees, including the executive officers, are entitled to participate in the Vital Images, Inc. Salary Savings Plan qualified under Section 401(k) of the Internal Revenue Code of 1986, or 401(k) plan.  The 401(k) plan has been consistently highlighted as a positive element of compensation in our employee satisfaction survey results for the past four years.  Each employee that is at least 21 years of age may, commencing on the first day of the quarter after which the employee has attained three months of service, elect to contribute to the 401(k) plan through payroll deductions of up to 100% of his or her salary, subject to certain limitations.  At the discretion of the Board of Directors, we may make matching contributions equal to a percentage of the salary deduction contributions or other discretionary amounts.  The Company paid $410,000 in matching contributions in 2007, $214,000 in 2006 and $103,000 in 2005.  Matching contributions to the 401(k) plan on behalf of the Named Executive Officers are described in the Summary Compensation Table.

During 2006 and 2007, we paid relocation costs and expenses for Susan A. Wood, Ph.D., whom we hired as Executive Vice President – Marketing and Clinical Development in September 2005, when she and her family lived in San Francisco, California.  These costs and expenses are described in the Summary Compensation Table.

Executive Compensation

The following table sets forth information about compensation awarded, earned by or paid to the Company’s Named Executive Officers for the years ended December 31, 2007 and 2006, which Named Executive Officers consist of the Company’s principal executive officer and principal financial officer and its three other most highly compensated executive officers whose total compensation was greater than $100,000 for the year ended December 31, 2007:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Stock Awards($) (1)	Option Awards($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation		Total($)

Jay D. Miller	2007	$340,833	$27,123	$581,855	(5)	$—	$586,754	(6)	$1,536,565
President and Chief	2006	$306,667	$31,939	$256,227		$208,262	$3,848	(7)	$806,943
Executive Officer (4)

Michael H. Carrel	2007	$252,500	$124,275	$499,633		$—	$4,257	(7)	$880,665
Chief Operating	2006	$236,667	$124,275	$441,982		$137,666	$2,876	(7)	$943,466
Officer and Chief
Financial Officer(4)

Steven P. Canakes	2007	$202,500	$36,414	$116,797		$18,991	$8,603	(8)	$383,305
Executive Vice	2006	$187,500	$35,422	$101,199		$102,156	$2,540	(7)	$428,817
President – Global
Sales

Philip I. Smith	2007	$203,333	$72,003	$287,924		$19,067	$5,539	(7)	$587,866
Executive Vice	2006	$193,333	$72,060	$330,820		$114,486	$2,250	(7)	$712,949
President – Corporate
Development

Susan A. Wood, Ph.D.	2007	$203,333	$73,587	$311,612		$19,067	$41,323	(9)	$648,922
Executive Vice	2006	$194,167	$73,650	$363,673		$117,878	$2,738	(10)	$752,106
President – Product
Marketing and
Development

(1)   Consists of restricted stock awards granted under the Vital Images, Inc. 1997 Stock Option and Incentive Plan.  The stock awards for 2006 vest as to 25% of the number of shares subject to the awards on each of the first, second, third and fourth anniversary dates of the date of grant of the award so long as the recipient of the award is then an employee of the Company.  The stock awards for 2007 vest upon achievement of certain Company performance metrics for each of the three years ending December 31, 2009, with one-third eligible for vesting upon each of the Company’s Form 10-K filing dates for the years ending December 31, 2007, 2008 and 2009 if the performance metrics are met for that year; provided that, if the performance metrics not be met for a given year, the unvested portion will carry forward to the next year and may vest if that year’s metric is met.  Any amounts of the 2007 stock awards that are not vested as of the Company’s Form 10-K filing date for the year ended December 31, 2009 will be forfeited. The holders of the stock awards have the right to receive any dividends declared on the Company’s common stock but not the right to vote the shares of restricted stock.  The value of the stock awards is the amount of the awards that the Company recognizes for financial reporting purposes under SFAS No. 123(R).  Refer to “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical accounting policies and estimates – Equity-based compensation” in our Annual Report on Form 10-K for the year ended December 31, 2007 for discussion of the assumptions used in calculating the expense under SFAS No. 123(R).  This portion of our Annual Report on Form 10-K is included in our 2007 Annual Report to Shareholders.

(2)   Consists of stock options granted under the Vital Images, Inc. 1997 Stock Option and Incentive Plan.  The options vest and become exercisable as to 28% of the shares one year after the date of grant and as to an additional 2% in each succeeding month, but only if the Named Executive Officer is then an employee of the Company.  The value of the option awards is the amount of the awards that the Company recognizes for financial reporting purposes under SFAS No. 123(R).  Refer to “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical accounting policies and estimates – Equity-based compensation” in our Annual Report on Form 10-K for the year ended December 31, 2007 for discussion of the assumptions used in calculating the expense under SFAS No. 123(R).  This portion of our Annual Report on Form 10-K is included in our 2007 Annual Report to Shareholders.

(3)   Consists of cash bonuses earned for 2007 and paid in 2008 under the Company’s management incentive plan for 2007 and cash bonuses earned for 2006 and paid in 2007 under the Company’s management incentive plan for 2006.  The management incentive plans provide that the executive officers of the Company are eligible to earn annual cash bonuses tied to the level of achievement of annual performance targets.  See “Information Concerning Directors, Nominees and Executive Officers – Compensation Discussion and Analysis – Setting Executive Compensation – Bonus.”

(4)   Mr. Miller’s employment as President and Chief Executive Officer terminated on January 9, 2008.  Mr. Carrel was then appointed as President and Chief Executive Officer.

(5)   Includes the amount recognized by the Company for financial reporting purposes under SFAS No. 123(R) in connection with the extension of the exercise period for the stock options held by Mr. Miller under a separation and non-compete agreement between the Company and Mr. Miller dated January 16, 2008.  Refer to the section of this Proxy Statement entitled “Information Concerning Directors, Nominees and Executive Officers – Post-Employment Compensation – Potential Payments upon Termination of Employment or Change in Control” for a discussion of the terms of this agreement.

(6)   Includes matching contributions made by the Company under the Vital Images, Inc. Salary Savings Plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, and group term life premiums. Also includes the following amounts accrued by the Company under the separation and non-compete agreement dated January 16, 2008 between Mr. Miller and the Company:  $500,000 severance payment, $53,520 in payment of transition services provided, $14,346 in taxes on the severance and transition services payment and $12,501 in medical and dental insurance premiums.  Refer to the section of this Proxy Statement entitled “Information Concerning Directors, Nominees and Executive Officers – Post-Employment Compensation – Potential Payments upon Termination of Employment or Change in Control” for a discussion of the terms of this agreement.

(7)   Consists of matching contributions made by the Company under the Vital Images, Inc. Salary Savings Plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, and group term life premiums.

(8)   Consists of amounts paid for attendance by spouse at 2007 sales award trip, matching contributions made by the Company under the Vital Images, Inc. Salary Savings Plan, and group term life premiums

(9)   Consists of a special bonus of $22,500 for work related to the Company’s agreement with its reseller, Toshiba Medical Systems, under which Toshiba will resell the Company’s products in Japan; relocation expenses; amounts paid for attendance by spouse at 2007 sales award trip; matching contributions made by the Company under the Vital Images, Inc. Salary Savings Plan; and group term life premiums.

(10) Consists of relocation expenses, matching contributions made by the Company under the Vital Images, Inc. Salary Savings Plan, and group term life premiums.

The following table sets forth information regarding grants of stock options and awards of restricted stock to the Named Executive Officers during 2007:

GRANTS OF PLAN-BASED AWARDS – 2007

										Exercise or	Grant Date
	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					Base Price of Option Awards	Fair Value of Stock and Option
Name	Date	Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)		Maximum(#)		($ /Sh) (3)	Awards (4)
Jay D. Miller	2/2/07	$—	$219,037	$410,695
	2/2/07				—	26,000	(5)	26,000	(5)	34.37	89,362
	2/28/07				—	2,600	(6)	2,600	(6)	$32.64	$374,122

Michael H. Carrel	2/2/07	$—	$126,288	$236,789
	2/2/07				—	16,000	(5)	16,000	(5)	$32.64	$230,229
	2/28/07				—	1,600	(6)	1,600	(6)	34.37	54,992

Steven P. Canakes	2/2/07	$—	$101,288	$192,447
	2/2/07				—	13,000	(5)	13,000	(5)	$32.64	$187,061
	2/28/07				—	1,300	(6)	1,300	(6)	34.37	44,681

Philip I. Smith	2/2/07	$—	$101,692	$188,130
	2/2/07				—	13,000	(5)	13,000	(5)	$32.64	$187,061
	2/28/07				—	1,300	(6)	1,300	(6)	34.37	44,681

Susan A. Wood, Ph.D.	2/2/07	$—	$101,692	$188,130
	2/2/07				—	13,000	(5)	13,000	(5)	$32.64	$187,061
	2/28/07				—	1,300	(6)	1,300	(6)	34.37	44,681

(1)   Consists of cash bonuses under the Company’s 2007 management incentive plan.  The amounts in these columns reflect the minimum payment level, if an award is achieved, the target payment level and the maximum payment level under our 2007 management incentive plan. For additional information concerning our annual incentive award program, see the section of this proxy statement entitled “Information Concerning Directors, Nominees and Executive Officers – Compensation Discussion and Analysis.”

(2)   Consists of stock options and restricted stock awards granted to the Named Executive Officers in 2007 under the Vital Images, Inc. 1997 Stock Option and Incentive Plan.

(3)   The exercise price of all options was equal to the closing price of the common stock as quoted on The NASDAQ Global Select Market on the date of grant.

(4)   Represents the full grant date fair value determined pursuant to SFAS No. 123(R) as reflected in the Company’s financial statements, based on the numbers of shares subject to options and restricted stock awards granted and the closing price of the common stock as quoted on The NASDAQ Global Select Market on the date of grant.

(5)   Consists of stock options, which vest and become exercisable as to 28% of the shares one year after the date of grant and as to an additional 2% in each succeeding month, but only if the Named Executive Officer is then an employee of the Company.

(6)   Consists of restricted stock awards, which vest upon achievement of certain Company performance metrics for each of the three years ending December 31, 2009. One-third of each award will vest on each of the Company’s Form 10-K filing dates for the years ending December 31, 2007, 2008 and 2009 if the performance metrics are met for that year. Should the performance metrics not be met for a given year, the unvested portion will carry forward to the next year and may vest if that year’s metric is met. As of the Company’s Form 10-K filing date for the year ended December 31, 2009, any unvested portion of the award will be forfeited. The performance metrics for the year ended December 31, 2007 were not met. Therefore, no equity-based compensation expense for the awards was recognized for 2007. The first quarter of 2007 was the first period in which the Company granted restricted stock awards with performance-based vesting.

The following table sets for the information about unexercised options and awards of restricted stock that had not vested and that were held at December 31, 2007 by the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($) (1)
Jay D. Miller (14)	13,500	—		$7.3438	5/11/2008
	17,500	—		5.1880	2/08/2009
	200,000	—		7.2500	3/12/2010
	30,000	—		9.6000	2/06/2011
	28,800	1,200	(2)	12.5990	2/05/2012
	7,200	2,800	(3)	15.4000	2/15/2013
	11,500	13,500	(4)	32.1400	3/09/2011
	—	26,000	(5)	32.6400	2/02/2012
						500	$9,035
						3,000	54,210
						2,600	46,982

Michael H. Carrel	102,000	45,500	(6)	$16.5700	5/13/2013
	4,600	5,400	(4)	32.1400	3/09/2011
	—	16,000	(5)	32.6400	2/02/2012
						15,000	$271,050
						1,600	28,912

Steven P. Canakes	17,500	—		$5.1880	2/8/2009
	25,000	—		7.2500	3/12/2010
	20,000	—		9.6000	2/06/2011
	12,000	500	(7)	12.5990	2/05/2012
	2,160	840	(8)	15.4000	2/15/2013
	4,600	5,400	(4)	32.1400	3/09/2011
	—	13,000	(5)	32.6400	2/02/2012
						500	$9,035
						2,500	45,175
						750	13,553
						1,300	23,491

Philip I. Smith	500	—		$9.9500	2/28/2011
	3,000	—		18.5500	8/07/2011
	4,000	800	(10)	12.5990	2/05/2012
	4,400	5,600	(11)	15.4000	2/15/2013
	14,500	10,500	(12)	19.6400	9/08/2013
	4,600	5,400	(4)	32.1400	3/09/2011
	—	13,000	(5)	32.6400	2/02/2012
						750	$13,552
						6,750	121,973
						1,300	23,491

Susan A. Wood, Ph.D.	72,200	37,800	(13)	$19.6400	9/08/2013
	2,300	2,700	(4)	32.1400	3/09/2011
	—	13,000	(5)	32.6400	2/02/2012
						7,500	$135,525
						1,300	23,491

(1)   The market value is computed by multiplying the closing market price of the stock at December 31, 2007 by the number of shares.

(2)   Vests as to 600 shares on January 5, 2008 and on the fifth day of each calendar month thereafter until fully vested.

(3)   Vests as to 200 shares on January 15, 2008 and on the fifteenth day of each calendar month thereafter until fully vested.

(4)   Vests as to 2% of such shares on the ninth day of each calendar month until fully vested.

(5)   Vests as to 28% of the shares subject to the options on February 2, 2008 and as to an additional 2% of such shares on the ninth day of each calendar month thereafter until fully vested.

(6)   Vests as to 3,500 shares on January 13, 2008 and on the thirteenth day of each calendar month thereafter until fully vested.

(7)   Vests as to 250 shares on February 5, 2008 and on the fifth day of each calendar month thereafter until fully vested.

(8)   Vests as to 60 shares on January 15, 2008 and on the fifteenth day of each calendar month thereafter until fully vested.

(9)   Vests as to 500 shares on January 28, 2008 and on the twenty-eighth day of each calendar month thereafter until fully vested.

(10) Vests as to 400 shares on January 5, 2008 and on the fifth day of each calendar month thereafter until fully vested.

(11) Vests as to 400 shares on January 15, 2008 and on the fifteenth day of each calendar month thereafter until fully vested.

(12) Vests as to 500 shares on January 8, 2008 and on the eighth day of each calendar month thereafter until fully vested.

(13) Vests as to 1,800 shares on January 8, 2008 and on the eighth day of each calendar month thereafter until fully vested.

(14) Mr. Miller’s employment as President and Chief Executive Officer terminated on January 9, 2008.  Under an agreement dated January 16, 2008, the Company agreed to extend the time period during which Mr. Miller may exercise his options that are vested as of May 15, 2008 until the earlier of May 15, 2011 or the expiration of the term of the respective option.

The following table sets forth information regarding the exercise of stock options and the vesting of awards of restricted stock during 2007 held by the Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED – 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($) (1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($) (2)
Jay D. Miller	25,900	$778,087	1,250	$39,925
Michael H. Carrel	12,500	$421,200	7,500	$254,250
Steven P. Canakes	30,000	$986,100	1,750	$39,833
Philip I. Smith	30,710	$975,538	3,750	$76,406
Susan A. Wood, Ph.D.	—	—	3,750	$71,588

(1)   Consists of the difference between the closing price of the Company’s common stock on the date of exercise and the exercise price of the option multiplied by the number of shares acquired upon exercise.

(2)   Consists of the closing price of the Company’s common stock on the vesting date multiplied by the number of shares acquired upon vesting.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2007 with respect to Company’s equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
• 2006 Long-Term Incentive Plan	77,235	$26.07	822,765
• 1997 Stock Option and Incentive Plan (1)	1,475,169	$21.72	0
• 1997 Director Stock Option Plan (1)	252,000	$17.23	0
• 1997 Employee Stock Purchase Plan (2)	Not applicable	Not applicable	25,730
Equity compensation plans not approved by security holders
• Non-Plan options (3)	177,000	$7.24	Not applicable
Total	1,981,404	$20.03	848,495

(1)   The 1997 Stock Option and Incentive Plan and the 1997 Director Stock Option Plan automatically terminated on March 19, 2007.

(2)   Under the 1997 Employee Stock Purchase Plan, shares are acquired at the time of investment by the participating employees at the applicable discount price.

(3)   Consists of options granted to certain officers of the Company and third-party consultants.

Compensation Committee Interlocks and Insider Participation

James B. Hickey, Jr., Michael W. Vannier, M.D., Sven A. Wehrwein and Gregory J. Peet, each of whom is a non-employee Director of the Company, served as the members of the Company’s Compensation Committee in 2007.  See “Compensation Committee Report.”  Mr. Miller, the only executive officer of the Company who served on the Board of Directors in 2007, abstained from voting on compensation matters affecting his compensation.

Employment and Other Agreements

The Company has entered into employment agreements with each of its Named Executive Officers, which include confidentiality and non-competition provisions and provide for payment of severance compensation if the Company terminates any of these executive officers’ employment without cause, or if the executive officer resigns for good reason.  Severance is equal to 12 months of base salary for Mr. Carrel, nine months of base salary for Mr. Smith and six months of base salary for each of Dr. Wood and Mr. Canakes.  For

Mr. Carrel, the Company will also continue to pay the same portion of Mr. Carrel’s employee welfare benefits as the Company was paying before his termination for a period of 12 months after his termination.

Mr. Miller’s employment as President and Chief Executive Officer terminated on January 9, 2008.  By an agreement between the Company and Mr. Miller dated January 16, 2008, the parties agreed for Mr. Miller to remain on the Company’s payroll through May 15, 2008, at full salary through January 31, 2008 and at a reduced rate thereafter.  After May 15, 2008, Mr. Miller is to receive a severance payment in the amount of $500,000, less applicable taxes and withholdings, payable in a lump sum on the first day of the seventh month following that date.  If Mr. Miller elects benefits continuation after May 15, 2008, the Company also agreed to pay that portion of the premium for group medical and dental insurance that it paid during Mr. Miller’s employment for the 18-month COBRA period.  In addition, the Company agreed to pay Mr. Miller an additional severance payment, less applicable taxes and withholdings, in an amount equal to the aggregate of six months of the Company’s portion of the monthly premium for group medical and dental insurance for Mr. Miller as of the expiration of the 18-month COBRA period.  The Company also agreed to extend the time period in which Mr. Miller may exercise his options that are vested as of May 15, 2008 until the earlier of May 15, 2011 or the expiration of the term of the respective option.  In connection with the agreement, Mr. Miller agreed to remain on the Board of Directors through May 15, 2008, to work with the Company’s Chief Executive Officer and agreed not to compete with the Company nor solicit customers or employees of the Company for 18 months after May 15, 2008.

Change in Control Agreements

The Company has entered into change in control agreements with each of its Named Executive Officers and certain other officers that provide for lump sum cash payments equal to twice his or her annual base salary in effect on the date of a change in control, as well as continued payment of the employee welfare benefits then in effect for each Named Executive Officer for a period of 24 months upon a “change in control” of the Company, as defined in such agreements.  Payments under the agreements are to be made if the officer’s employment with the Company is terminated for any reason other than death, cause, disability or retirement, or if he or she terminates his or her employment with the Company for good reason, or, in the case of Mr. Carrel, for any reason, and the termination occurs within 12 months following a change in control, or before a change in control if his or her termination was a condition of the change in control.

The Company and Jay D. Miller, the Company’s former President and Chief Executive Officer, were parties to a similar change in control agreement, but that agreement was terminated upon the separation of Mr. Miller’s employment with the Company.

Post-Employment Compensation

Potential Payments upon Termination of Employment or Change in Control

The tables below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of termination of such executive’s employment. The amounts of compensation payable to each Named Executive Officer upon retirement, termination without cause or resignation for good reason, termination for cause or resignation without good reason, voluntary or involuntary termination following a change in control, and death are shown below. The amounts shown assume that such termination was effective as of December 31, 2007, include amounts earned through such time, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can be determined only at the time of such executive’s separation from the Company.  In addition, there may be re-negotiation of the payments upon any termination of employment or change in control.

Both of our equity award plans, consisting of the 1997 Stock Option and Incentive Plan and the 2006 Long-Term Incentive Plan, provide that the restrictions on all shares of restricted stock shall lapse immediately, and all outstanding options will become exercisable immediately, if any of the following events occur: (i) the sale, lease, exchange or other transfer of substantially all of the assets of the Company; (ii) the liquidation or dissolution of the Company; (iii) certain mergers or consolidations of the Company which result in a reduction in the voting power of the current shareholders of the Company; (iv) any person becomes the beneficial owner of more than 20% of the Company’s common stock without the advance approval of the incumbent Directors or more than 50% of the voting power of the Company’s outstanding stock without regard to consent by the incumbent Directors; (v) the incumbent Directors cease for any reason to constitute at least a majority of the Board; or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

	Cash Severance Payment	Continuation of Medical and Welfare Benefits (1)	Acceleration of Equity Awards (2)	Accrued Vacation Pay	Total
Jay D. Miller (3)
Retirement	$—	$—	$124,268	$34,578	$158,846
Termination without Cause or Resignation for Good Reason	355,000	—	—	34,578	389,578
Termination for Cause or Resignation without Good Reason	—	—	—	34,578	34,578
Voluntary or Involuntary Termination following Change in Control	710,000	8,327	124,268	34,578	877,173
Death	500,000	—	124,268	34,578	658,846

Michael H. Carrel
Retirement	$—	$—	$368,212	$39,229	$407,441
Termination without Cause or Resignation for Good Reason	191,250	—	—	39,229	230,479
Termination for Cause or Resignation without Good Reason	—	—	—	39,229	39,229
Voluntary or Involuntary Termination following Change in Control	510,000	24,981	368,212	39,229	942,422

	Cash Severance Payment	Continuation of Medical and Welfare Benefits (1)	Acceleration of Equity Awards (2)	Accrued Vacation Pay	Total
Death	500,000	—	368,212	39,229	907,441

Steven P. Canakes
Retirement	$—	$—	$96,232	$31,537	$127,769
Termination without Cause or Resignation for Good Reason	102,500	—	—	31,537	134,037
Termination for Cause or Resignation without Good Reason	—	—	—	31,537	31,537
Termination following Change in Control (other than for Death, Cause, Disability, or Retirement) or with Good Reason	410,000	24,981	96,232	31,537	562,750
Death	410,000	—	$96,232	31,537	537,769

Philip I. Smith
Retirement	$—	$—	$178,345	$27,650	$205,995
Termination without Cause or Resignation for Good Reason	153,750	—	—	27,650	181,400
Termination for Cause or Resignation without Good Reason	—	—	—	27,650	27,650
Termination following Change in Control (other than for Death, Cause, Disability, or Retirement) or with Good Reason	410,000	24,981	178,345	27,650	640,976
Death	410,000	—	178,345	27,650	615,995

Susan A. Wood, Ph.D.
Retirement	$—	$—	$159,016	$19,947	$178,963
Termination without Cause or Resignation for Good Reason	102,500	—	—	19,947	122,447
Termination for Cause or Resignation without Good Reason	—	—	—	19,947	19,947
Termination following Change in Control (other than for Death, Cause, Disability, or Retirement) or with Good Reason	410,000	24,981	159,016	19,947	613,944
Death	410,000	—	159,016	19,947	588,963

(1)   Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the Named Executive Officer under the Company’s health and welfare benefit plans.

(2)   For option awards, consists of the difference between the market price of our common stock as reported on The NASDAQ Global Select Market as of December 31, 2007, which was $18.07, less the exercise price of the option multiplied by the number of shares subject to the option that will accelerate and vest upon the occurrence of the event.  For restricted stock awards, consists of the closing price of our common stock as reported on The NASDAQ Global Select Market as of December 31, 2007, which was $18.07, multiplied by the number of shares that will accelerate and vest upon the occurrence of the event.

(3)   Mr. Miller’s employment as President and Chief Executive Officer terminated on January 9, 2008.  Under a separation and non-compete agreement between the Company and Mr. Miller dated January 16, 2008, Mr. Miller is to receive a severance payment in the amount of $500,000, less applicable taxes and withholdings, payable in a lump sum on the first day of the seventh month following that date and the payment of that portion of the premium for group medical and dental insurance that the Company paid during Mr. Miller’s employment for the 18-month COBRA period. In addition, the Company will pay Mr. Miller an additional severance payment, less applicable taxes and withholdings, in an amount equal to the aggregate of six months of the Company’s portion of the monthly premium for group medical and dental insurance for Mr. Miller as of the expiration of the 18-month COBRA period.  The Company also agreed to allow Mr. Miller a period of three years to exercise any of his stock options that are vested as of May 15, 2008, and Mr. Miller’s accrued vacation time, as of January 9, 2008, was paid to him.  As part of the agreement, Mr. Miller waived his rights to receive the post-termination payments set forth above.  The amounts accrued by the Company under its separation and non-compete agreement are included in the Summary Compensation Table.

Other Post-Employment Payments

We do not provide pension arrangements or post-retirement health coverage for executive officers or other employees.  We do not provide any nonqualified defined contribution or other deferred compensation plans.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Information Concerning Directors, Nominees and Executive Officers – Compensation Discussion and Analysis” with management.  Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

By the Compensation Committee:

James B. Hickey, Jr., Chair

Gregory J. Peet

Michael W. Vannier, M.D.

Sven A. Wehrwein

APPROVAL OF AMENDMENT TO
THE 2006 LONG-TERM INCENTIVE PLAN
TO INCREASE THE SHARE RESERVE BY 1,800,000 SHARES
(Proposal 2)

General

On May 4, 2006, our shareholders approved our 2006 Long-Term Incentive Plan (the “2006 Plan”), which had been previously adopted by our Board of Directors.

On April 8, 2008, our Board of Directors adopted the following two amendments to the 2006 Plan:

(1)   to increase the maximum number of shares that we may issue under the 2006 Plan from 900,000 shares to 2,700,000 shares; and

(2)   to state that all awards other than stock options and stock appreciation rights shall be counted as two (2) shares of common stock against the number of shares that we may issue under the 2006 Plan.

The first amendment requires shareholder approval.

The 2006 Plan is intended to assist the Company in hiring and retaining well-qualified employees, consultants, and other service providers by allowing them to participate in the ownership and growth of the Company through the grant of incentive stock options (“ISOs”) and nonqualified stock options (“NQOs” and, together with ISOs, “options”), awards of restricted stock, performance units, stock bonuses or any combination thereof. Management believes that the granting of options and other awards will serve as partial consideration for and give well-qualified employees, consultants, and other service providers an additional inducement to remain in the service of the Company and provide them with an increased incentive to work for the Company’s success.  As of April 1, 2008, an aggregate of 136,545 shares remained available for issuance under the 2006 Plan.  To enable the Company to continue to grant stock-based awards in furtherance of the purposes and objectives of the 2006 Plan, the Board recommends that the shareholders approve the proposed increase in the number of shares reserved for issuance under the 2006 Plan.

The following are the key features of the 2006 Plan:

•     The Compensation Committee, which is an independent committee of the Board of Directors, administers the 2006 Plan;

•     Awards may not be granted later than 10 years from the effective date of the 2006 Plan;

•     Awards may be stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, performance units, deferred compensation awards, other stock-based awards and cash-based awards;

•     The Board has adopted a policy that the exercise prices of stock options and stock appreciation rights may not be repriced; and

•     The exercise prices of stock options and stock appreciation rights granted under the 2006 Plan may not be below fair market value.

Summary of the 2006 Plan

Administration

The 2006 Plan is administered by the Compensation Committee of the Company’s Board of Directors, which has the power to make awards and to determine when and to whom awards will be granted under the 2006 Plan.  In addition, the Compensation Committee determines the form, amount and other terms and conditions of each award, subject to the provisions of the 2006 Plan.  The determinations made by the Compensation Committee under the 2006 Plan are not required to be made on a uniform basis and are final, binding and conclusive.  The Compensation Committee has delegated certain of its rights and duties under the 2006 Plan to the Non-Affiliate Incentive Award Subcommittee, currently comprised of the Company’s President and Chief Executive Officer and the Company’s Chief Financial Officer, acting jointly, to grant non-qualified stock options and restricted stock awards to employees of the Company, other than employees who by reason of their position with the Company are subject to Section 16 of the Securities Exchange Act of 1934, subject to guidelines and restrictions established by the Compensation Committee.

Purpose

The 2006 Plan advances the interests of the Company and its shareholders by helping to attract and retain persons of skill and ability to serve the Company and by motivating these individuals to continue their contributions to the growth and profitability of the Company.

Participants

A participant in the 2006 Plan means an employee of the Company or an “Affiliate” (as the term “Affiliate” is defined in the 2006 Plan) who is selected by the Compensation Committee to participate in the Plan; a Director of the Company who receives options or awards under the 2006 Plan; or any consultant, agent, advisor or independent contractor who is selected by the Compensation Committee to participate in the 2006 Plan and who renders bona fide services to the Company or an Affiliate.  However, only employees of the Company are eligible for selection to receive options qualified as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  As of December 31, 2007, approximately 327 persons were eligible to receive awards under the 2006 Plan.

Termination Date

The 2006 Plan will terminate on the earlier of the date on which it is terminated by the Company’s Board of Directors or March 9, 2016.  However, the termination of the 2006 Plan will not affect any awards then outstanding under the 2006 Plan.  The Board of Directors may amend, alter or discontinue the 2006 Plan.  However, no amendment, alteration or discontinuation may be made by the Board without the consent of a participant in the 2006 Plan if such action would diminish any of the rights of the participant under any award held by the participant.

Shares Subject to 2006 Plan

A total of 900,000 shares are currently reserved for issuance under the 2006 Plan. As discussed above, we propose to increase the number of shares by 1,800,000 shares, for a total of 2,700,000 shares reserved for issuance under the 2006 Plan. As of
April 1, 2008, 763,455 shares were subject to outstanding stock options, no shares were subject to outstanding restricted stock awards, and 136,545 shares remained available for future grants under the 2006 Plan.  Shares of the Company’s common stock subject to awards granted under the 2006 Plan, other than stock options and stock appreciation rights, count against the share reserve as two shares for every share of common stock subject to the award.  Shares underlying awards that expire, are cancelled or otherwise terminate again become available for grant under the 2006 Plan.

Options

Upon the grant of an option under the 2006 Plan, other than the automatic grant of options to the Company’s non-employee Directors described below, the Compensation Committee will fix a number of shares of the Company’s common stock that the optionee may purchase upon exercise of the option and the price at which the shares may be purchased.  With regard to ISOs, the exercise price cannot be less than the “fair market value” of the common stock at the time the ISO is granted or 110% of such fair market value in certain cases.  In addition, the aggregate fair market value of common stock (determined at the time an ISO is granted) subject to ISOs granted to an employee under all of the Company’s option plans that become exercisable for the first time by such employee during any calendar year may not exceed $100,000.  The exercise price of NQOs may not be less than fair market value of the Company’s common stock at the time of grant.  Each option granted under the 2006 Plan will be exercisable by the optionee only during the term fixed by the Compensation Committee, with such term ending not later than five years after the date of grant.  Payment for shares upon exercise of any option granted under the 2006 Plan may be made in cash, in shares of Company’s common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the shares of common stock being purchased, partly in cash and partly in such shares, or by the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of an NQO and to deliver to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price of the shares being purchased.

Automatic Grants of NQOs to Non-Employee Directors.  The 2006 Plan provides non-employee Directors of the Company (each an “Eligible Director”) with automatic grants of NQOs.  Each Eligible Director will be automatically granted NQOs to purchase 18,000 shares on the date of his or her initial election or appointment to the Board of Directors (in each case, an “Initial Grant”).  Beginning in 2008, each Eligible Director, with the exception of Michael W. Vannier, M.D., will be automatically granted, on the day after the Company’s annual meeting of shareholders, an option to purchase 9,000 shares of common stock.  Dr. Vannier will receive an option to purchase 5,000 shares on the day after the Company’s Annual Meeting of shareholders in 2008 and an annual automatic grant of an option to purchase 9,000 shares of common stock on the day after the annual shareholders’ meeting in 2009 and thereafter.  All NQOs automatically granted under the 2006 Plan will expire five years after the date of grant.  The exercise price per share for each NQO granted under the 2006 Plan is not less than the fair market value of a share of the Company’s common stock on the date such NQO is granted.  NQOs automatically granted to Eligible Directors under the 2006 Plan will vest and become exercisable as to one-third of the NQO shares on the first, second and third December 31 following the date of grant.  Payment for shares upon exercise of such NQOs may be made in cash, in shares of Company’s common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the shares of common stock being purchased, partly in cash and partly in such shares, or by the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of an NQO and to deliver to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price of the shares being purchased.  In addition to such automatic NQO grants, the 2006 Plan also permits the Compensation Committee to make discretionary grants of stock options to any and all Directors, including Eligible Directors, as described below.

Discretionary Option Grants of NQOs to Non-Employee Directors.  Upon the discretionary grant of NQOs to the Company’s non-employee Directors under the 2006 Plan, the Board of Directors will fix the number of shares of the Company’s common stock that the optionee may purchase upon exercise of the option and the exercise price at which the shares may be purchased.  The exercise price of such NQOs cannot be less than the fair market value of the common stock at the time the option is granted.  Each NQO will be exercisable by the optionee only during the term fixed by the Board of Directors, with such term ending not later than five years after the date of grant.  Payment for shares upon exercise of any NQOs granted to Eligible Directors under the 2006 Plan may be made in cash, in shares of Company’s common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the shares of common stock being purchased, partly in cash and partly in such shares, or by the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of an NQO and to deliver to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price of the shares being purchased.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights (“SARs”) under the 2006 Plan independent of an option or in connection with an option.  Upon the grant of a SAR under the 2006 Plan, the Compensation Committee will fix its exercise price, which cannot be less than the fair market value of the Company’s common stock and, in the case of a SAR granted in conjunction with an option, not less than the exercise price of the related option.  Each SAR granted independently of an option will entitle a participant upon exercise to an amount equal to the excess of the fair market value of the common stock on the date of exercise less the exercise price per share, times the number of shares of common stock covered by the SAR.  As determined by the Compensation Committee at the time of grant, payment of such amount upon exercise of a SAR will be made in shares of common stock or in cash, or partly in shares and partly in cash.  The 2006 Plan provides that SARs have a maximum term of five years.

Restricted Stock Awards

Restricted stock awards granted under the 2006 Plan will entitle the holder to receive shares of the Company’s common stock, which are subject to forfeiture to the Company and transfer restrictions if certain conditions are not met as determined by the Compensation Committee at the time of grant.  When a restricted stock award is granted, the Compensation Committee may establish a period during which the holder cannot sell or otherwise transfer the shares subject to the award.  During such period, the holder of the restricted stock award otherwise has the rights of a shareholder of the Company with respect to the shares subject to the award, including the right to vote the shares and to receive any dividends and other distributions.  The Compensation Committee may determine the period of time during which a participant receiving a restricted stock award must remain a continuous employee of the Company in order for the forfeiture and transfer restrictions to lapse.  In addition, the Compensation Committee may provide that such restrictions lapse in installments with respect to specified portions of the shares of stock covered by the restricted stock award.  The Compensation Committee also may impose performance or other conditions that will subject the shares subject to the award to forfeiture and transfer restrictions.  The Compensation Committee may, at any time, waive all or any part of any restrictions applicable to restricted stock awards.

Other Awards

Other Stock-Based Awards.  Under the 2006 Plan, the Compensation Committee will have the power to grant awards of shares of the Company’s common stock and awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock or their fair market value.  The 2006 Plan provides that such other stock-based awards will be in such form, and will depend on such conditions, as the Compensation Committee determines including, without limitation, the right to receive, or vest with respect to, one or more shares of common stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Subject to the provisions of the 2006 Plan, the Compensation Committee will determine the number of shares of common stock to be awarded to a participant under other stock-based awards, whether such awards shall be settled in cash, shares of common stock or combination of cash and such shares, and other terms and conditions of such awards.

Other Cash-Based Awards.  Subject to the terms of the 2006 Plan, the Compensation Committee may grant other incentives denominated in cash and payable in cash under the 2006 Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

Performance-Based Awards

Under the 2006 Plan, the Compensation Committee may grant performance-based options, awards of restricted stock or other awards, which will be based on the attainment of written performance goals approved by the Compensation Committee for a performance period established by the Compensation Committee.  The performance goals must be objective and must be based upon the criteria set forth in the 2006 Plan.  Under the 2006 Plan, the Compensation Committee must determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and must certify and ascertain the amount of the applicable performance-based award.  The amount of a performance-based award actually paid to a participant under the 2006 Plan may be less than the amount determined by the applicable performance goal formula, at the discretion of the Compensation Committee.  The amount of the performance-based award will be paid to the participant at such time as determined by the Compensation Committee after the end of the covered performance period.

Non-Transferability of Awards

Awards granted under the 2006 Plan are non-transferable other than by will or by the applicable laws of descent and distribution.  In addition, a participant may designate a beneficiary to succeed to the participant’s awards under the 2006 Plan if allowed by the agreement evidencing the award, in which case the award may be exercised by the personal representative for the participant’s estate or by any other person who acquired the right to exercise such award by reason of the participant’s death.  During a participant’s lifetime, all awards granted under the 2006 Plan may be exercised only by the participant.

Repricing Not Allowed

The 2006 Plan provides that the Compensation Committee may not, directly or indirectly, “reprice” the exercise prices of options, SARs or other stock-based awards granted under the 2006 Plan, including six-month plus one-day option exchange programs, without shareholder approval.

Federal Income Tax Consequences

The following description is a general summary of the current federal income tax provisions relating to the grant and exercise of ISOs and NQOs under the 2006 Plan, the grant of other awards under the 2006 Plan, and the sale of shares of common stock acquired through exercise of options or under a SAR, restricted stock award or other stock-based award.  The provisions summarized below are subject to changes in federal income tax laws and regulations, and the effects of such provisions relate only to individuals who are not dealers in securities or corporations or some other entity for federal income tax purposes.  The tax consequences will not be the same for all taxpayers and may vary with individual circumstances.  For example, certain excise taxes, in addition to income taxes, may apply to a taxpayer depending on the amount that the taxpayer receives and the context in which the taxpayer receives it, and certain provisions may reduce or eliminate the amount of the deduction to which the Company otherwise would be entitled.  The following discussion necessarily condenses or eliminates many details that might adversely affect some taxpayers significantly.

Incentive Stock Options

Options granted under the 2006 Plan may be “incentive stock options” under Section 422 of the Code.  The recipient of an ISO will not realize taxable income, and the Company will not receive an income tax deduction, upon the grant or the exercise of an ISO.  Generally, if an optionee exercises an ISO at any time prior to three months after termination of the optionee’s employment and does not sell the shares acquired upon exercise of an ISO within the later of either (i) two years after the grant of the ISO or (ii) one year after the date of exercise of the ISO, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain.  If the optionee does not satisfy these holding requirements and the optionee sells or disposes of the shares acquired upon exercise of an ISO, then the overall gain or loss on such sale or disposition may be divided into compensation and capital elements.  The overall gain or loss is an amount equal to the difference between the sale price of the shares and the exercise price.  With respect to the compensation element, the optionee must recognize as ordinary compensation income upon such sale or disposition an amount equal to the excess (if any) over the exercise price of either (i) the fair market value of the shares on the date of the ISO exercise or (ii) if the sale price of the shares is less than the fair market value of the shares on the date of the ISO exercise and the optionee otherwise would recognize a loss (if sustained) upon such sale or disposition, the sale price of the shares, provided, however, that no ordinary compensation income will be recognized upon sale or disposition if the sale price is less than the exercise price. The optionee will be subject to income tax on the compensation element, but the optionee will not be subject to withholding on the compensation element.  The Company will be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income (if any) by the optionee.  With respect to the capital element, the optionee must recognize as capital gain the excess (if any) of the overall gain (if applicable) over the compensation element.  The optionee must recognize an overall loss (if applicable) as a capital loss.  If the shares have been held for more than 12 months, then any such gain or loss will be long-term capital gain or loss.

Upon the exercise of an ISO, the excess of the stock’s fair market value on the date of exercise over the exercise price will be included in the optionee’s alternative minimum taxable income (“AMTI”) and may result in the imposition of alternative minimum tax on such AMTI.  Liability for the alternative minimum tax is complex and depends upon an individual’s overall tax situation.

Non-Qualified Stock Options

Options granted under the 2006 Plan may be NQOs as governed by Section 83 of the Code.  Generally, upon the grant of an NQO, neither the Company nor the optionee will experience any tax consequences, unless the NQO has a readily ascertainable value.  Upon exercise of an NQO granted under the 2006 Plan, or upon the exercise of an option initially intended to be an ISO that does not qualify for the tax treatment described above, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received over the exercise price paid by the optionee with respect to such shares.  The amount recognized as ordinary income by the optionee will increase the optionee’s basis in the stock acquired upon the exercise of the NQO.  Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of an NQO.  The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee’s exercise of the NQO.  Upon a subsequent sale of the stock, the optionee will recognize short-term or long-term capital gain or loss depending upon the holding period for the stock and upon the stock’s subsequent appreciation or depreciation in value.

Stock Appreciation Rights

The grant of a SAR under the 2006 Plan will not result in income for the participant or in a tax deduction for the Company.  Upon the settlement of a SAR, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.  A participant who is an employee will be subject to withholding with respect to income recognized with respect to the payment.

Restricted Stock Awards

Restricted stock awards are governed by Section 83 of the Code.  Generally, a participant recognizes no taxable income when he or she receives a restricted stock award under the 2006 Plan.  However, the participant generally will recognize ordinary income when the restrictions on such shares lapse in an amount equal to the excess of (a) the fair market value of such shares at the time the restrictions lapse, over (b) the price, if any, paid for such shares.  However, if the participant makes an election with respect to such shares under Section 83(b) of the Code not later than 30 days after the date shares are transferred to the participant pursuant to the award, the participant will recognize ordinary income at the time of the restricted stock award in an amount equal to the excess of (x) the fair market value of the shares covered by the award (determined without regard to any restriction other than a restriction which by its terms will never lapse) at the time of such award over (y) the price, if any, paid for such shares.  A participant who is an employee will be subject to withholding with respect to income recognized when the participant recognizes the income (either when the restrictions lapse or earlier when the participant makes the Section 83(b) election).  If, after the lapse of restrictions on his or her shares, the participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the holder will be taxed as long-term or short-term capital gain or loss, depending on the participant’s holding period for such shares and upon the shares’ subsequent appreciation or depreciation in value.

Other Awards

In general, participants will recognize ordinary income upon the receipt of shares or cash with respect to other stock-based and cash-based awards granted under the 2006 Plan, and the Company will become entitled to a deduction at such time equal to the amount of income recognized by the participant.  A participant who is an employee will be subject to withholding with respect to income recognized with respect to such other stock-based or cash-based awards, which, in general, will apply when the award is made but may apply at an earlier time if an award relates to certain types of deferred compensation.

Effect of Certain Corporate Events

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, the 2006 Plan provides for appropriate adjustments in the number and class of shares subject to the 2006 Plan and to any outstanding awards, and in the exercise price per share of any outstanding awards. Any fractional share resulting from an adjustment is rounded down to the nearest whole number, and at no time will the exercise price of any option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.

Change-in-Control.   The 2006 Plan provides that the restrictions on all shares of restricted stock shall lapse immediately, and all outstanding options will become exercisable immediately, if any of the following events occur: (i) the sale, lease, exchange or other transfer of substantially all of the assets of the Company; (ii) the liquidation or dissolution of the Company; (iii) certain mergers or consolidations of the Company which result in a reduction in the voting power of the current shareholders of the Company; (iv) any person becomes the beneficial owner of more than 20% of the Company’s common stock without the advance approval of the incumbent Directors or more than 50% of the voting power of the Company’s outstanding stock without regard to consent by the incumbent Directors; (v) the incumbent Directors cease for any reason to constitute at least a majority of the Board; or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Awards Granted to Certain Persons

To date, no awards of options or restricted stock under the 2006 Plan have been granted to our Named Executive Officers.  Options to purchase an aggregate of 17,000 shares were granted under the 2006 Plan during 2007 to all of our current Directors who are not executive officers, and no awards of restricted stock were granted under the 2006 Plan to our current Directors who are not executive officers.  Options to purchase an aggregate of  64,415 shares were granted under the 2006 Plan during 2007 to all of our employees, except employees who are also Named Executive Officers, and no awards of restricted stock were granted under the 2006 Plan to our employees.

Duration, Amendment and Termination

The Board may amend or terminate the 2006 Plan at any time. If not earlier terminated, the 2006 Plan expires on
May 4, 2016, the tenth anniversary of the date it was originally approved by the shareholders. No amendment authorized by the Board will be effective unless approved by the shareholders of the Company if the amendment would: (1) increase the number of shares reserved under the 2006 Plan; (2) change the class of persons eligible to receive incentive stock options; or (3) modify the 2006 Plan in any other way that requires shareholder approval under applicable law.

Other Information

If the Company’s shareholders approve the proposed amendment to increase the shares reserved for the 2006 Plan, the Company anticipates that the shares added to the reserve for the 2006 Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where registration is required.  The cost of such registration will be paid by the Company.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve the proposed amendment to the 2006 Plan discussed above.

Should shareholder approval not be obtained, then the proposed amendment will not be implemented, and the 2006 Plan will continue in effect pursuant to its current terms.

The Board believes that the proposed amendments to the 2006 Plan are in the best interests of the Company and its shareholders for the reasons stated above. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO THE 2006 PLAN AND THE INCREASE IN THE SHARE RESERVE BY 1,800,000 SHARES.

APPROVAL OF AMENDMENT TO
THE 1997 EMPLOYEE STOCK PURCHASE PLAN
TO INCREASE THE SHARE RESERVE BY 150,000 SHARES

(Proposal 3)

General

We are asking you to approve an amendment to our 1997 Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock available for issuance under the ESPP by an additional 150,000 shares.  The purpose of the amendment is to ensure that we will have a sufficient reserve of common stock available under the ESPP to provide eligible employees of the Company and its designated subsidiaries (whether now existing or subsequently established) with the opportunity to purchase shares of our common stock at periodic purchase dates through their accumulated payroll deductions or other approved contributions.

The Board of Directors believes that the number of shares currently available for issuance under the ESPP is insufficient to continue providing our employees with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the best available talent suitable for the success of our business.

The proposed amendments were adopted by the Board on April 8, 2008 and will become effective if approved by our shareholders at the Annual Meeting.

Summary of the ESPP

The terms and provisions of the ESPP are summarized below. This summary, however, does not purport to be a complete description of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP.

Share Reserve

As of April 1, 2008, the number of shares of common stock reserved for issuance over the term of the ESPP was limited to 250,000 shares, and 15,366 shares of common stock were available for future issuance under the ESPP.  Assuming shareholder approval of the 150,000 share increase that is the subject of this proposal, a total of 400,000 shares of common stock would be reserved for issuance under the ESPP, and 165,366 shares would be available for future issuance under the ESPP as of April 1, 2008.

The shares issuable under the ESPP may be made available from authorized but unissued shares of common stock or from shares of common stock repurchased by the Company, including shares purchased on the open market.

If any change is made to the number of shares of outstanding common stock of the Company, whether by reason of any stock split, stock dividend, combination of shares or other similar change affecting the outstanding shares of common stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (a) the maximum number and class of securities issuable under the ESPP, (b) the number and class of securities subject to each purchase right and the purchase price per share in effect under each outstanding purchase right, (c) the maximum number and class of securities that may be purchased per participant on any one purchase date, and (d) the maximum number and class of securities that may be purchased in total by all participants on any one purchase date. All such adjustments will be designed to preclude any dilution or enlargement of benefits under the ESPP or the outstanding purchase rights thereunder.

Eligibility and Participation

The ESPP permits our eligible employees to purchase common stock through accumulated payroll deductions.

Individuals participating in the ESPP who customarily work for more than 20 hours per week as employees of the Company or any designated subsidiary (including any subsidiary designated by the Board of Directors at any time during the term of the ESPP) are eligible to participate in the ESPP.

An individual who is an eligible employee immediately preceding the start date of any offering period may participate in the ESPP during that offering period by delivering an appropriate subscription agreement to the Company. An individual who first becomes an eligible employee after the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

As of April 1, 2008, approximately 324 employees were eligible to participate in the ESPP, of whom approximately 131 were participating.

Offering Periods and Purchase Rights

Shares of common stock are offered under the ESPP through a series of offering periods of three months in duration.  Each offering period runs for a calendar quarter, with a purchase date on the last date of that offering period.

When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on a purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations.

The most recent offering period began on April 1, 2008 and is scheduled to end on the last business day in June 2008. The next offering period will begin on July 1, 2008 and run through the last business day in September 2008, regardless of whether the shareholders approve the share increase that is part of this proposal. If the shareholders do not approve the share increase, we will likely not be able to offer employees the right to purchase shares under the ESPP on the September 2008 purchase date because we may not have a sufficient number of shares reserved to meet demand.

Purchase Price

The purchase price of the common stock purchased on behalf of each participant on each purchase date during an offering period will be equal to 85% of the lower of (a) the fair market value per share of common stock on the start date of the offering period in which the participant is enrolled, or (b) the fair market value on that purchase date.

The fair market value per share of common stock on any particular date under the ESPP will be deemed to be equal to the closing selling price per share on such date reported on The NASDAQ Global Select Market. On April 1, 2008, the closing selling price per share of common stock on The NASDAQ Global Select Market was $15.04 per share.

Payroll Deductions and Stock Purchases

In general, each participant in the ESPP may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her base salary to be applied to the acquisition of common stock on purchase dates within an offering period.

On each purchase date, the accumulated payroll deductions or other approved contributions of each participant will be automatically applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date.

In general, payroll deductions are credited to a participant’s account under the ESPP and may be commingled with the general assets of the Company and used for general corporate purposes until shares of common stock are purchased. In certain jurisdictions outside the United States, the Company establishes a separate trust account to hold payroll deductions where required by local law. Because the Company pays all administrative costs of the ESPP, it does not pay interest on accumulated payroll deductions unless required by the laws of a local jurisdiction.

Special Limitations

The ESPP imposes certain limitations upon a participant’s right to acquire common stock, including the following limitations:

•

Purchase rights may not be granted to any individual if such individual would, immediately afterthe grant, own or hold outstanding options or other rights to purchase stock representing 5% ormore of the total combined voting power or value of all classes of stock of the Company or any ofits subsidiaries.

•

Purchase rights granted to a participant may not permit such individual to purchase more than$25,000 worth of common stock (valued at the time each purchase right is granted) for eachcalendar year during which those purchase rights are outstanding.

•	No participant may purchase more than 500 shares of common stock on any one purchase date.

Subject to the total number of shares authorized for issuance under the ESPP, the Board has the discretionary authority, exercisable before the start of any offering period, to increase or decrease the limitations to be in effect for the number of shares that may be purchased per participant or in total by all participants on each purchase date within that offering period.

Withdrawal Rights and Termination of Employment

A participant may withdraw from an offering period by providing written notice to the Company before the close of that offering period. In such an event, all of the participant’s payroll deductions will be refunded promptly, the participant’s purchase right for the offering period will be terminated, and further payroll deductions will cease. In addition, payroll deductions will not resume at the beginning of a succeeding offering period unless the participant delivers a new subscription agreement to the Company before the commencement of the next offering period.

A participant’s purchase right will terminate immediately upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions that the participant may have made for the offering period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and issued by the Company.

Assignability

Purchase rights are not assignable or transferable by the participant, and the purchase rights are exercisable during a participant’s lifetime only by the participant.

Change in Control or Ownership

Upon a proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each purchase right under the ESPP shall be assumed or an equivalent purchase right shall be substituted by a successor corporation, unless the Board exercises its discretion to shorten the offering period then in progress and sets a new purchase date.

Administration

The ESPP is administered by the Board or a Committee appointed by the Board. The Board or a designated Committee, as plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the ESPP.  All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

Amendment and Termination

The Board may alter, suspend or terminate the ESPP at any time. However, the Board may not, without shareholder approval, (a) increase the number of shares issuable under the ESPP, (b) alter the purchase price formula so as to reduce the purchase price, or (c) modify the requirements for eligibility to participate in the ESPP.

New Plan Benefits

No purchase rights have been granted, and no shares have been issued, on the basis of the proposed amendment to increase the number of shares subject to the ESPP by 150,000 shares, which is the subject of this proposal. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the proposed amendment to the ESPP is approved by the shareholders. Non-employee Directors are not eligible to participate in the ESPP.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to employees and the Company with respect to participation in the ESPP in the United States. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or if the participant dies while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into an offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) 15% of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (a) the amount by which the fair market value of the shares on the date of death exceeds the purchase price, or (b) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

1997 Employee Stock Purchase Plan Table

The following table summarizes amounts that were received due to participation in the ESPP during 2007 by:

•	the Named Executive Officers identified in the Summary Compensation Table;

•	all Named Executive Officers as a group; and

•	all employees, including all Named Executive Officers, as a group.

1997 EMPLOYEE STOCK PURCHASE PLAN

Name and Position of Individual	Securities Purchased	Weighted Average Purchase Price Per Share ($/sh)

Jay D. Miller Member of the Board of Directors; Former President and Chief Executive Officer	—	N/A

Michael H. Carrel President and Chief Operating Officer; Former Chief Operating and Chief Financial Officer	—	N/A

Steven P. Canakes Executive Vice President – Global Sales	—	N/A

Philip I. Smith Executive Vice President – Corporate Development	—	N/A

Susan A. Wood, Ph.D. Executive Vice President – Product Marketing and Development	—	N/A

All Named Executive Officers as a group	—	N/A

All employees, including Named Executive Officers, as a group	26,721	$19.49

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve the proposed amendment to the ESPP discussed above.

Should shareholder approval not be obtained, then the proposed amendment will not be implemented, and the ESPP will continue in effect pursuant to its current terms.

The Board believes that the proposed amendment to the ESPP is in the best interests of the Company and its shareholders for the reasons stated above. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO THE ESPP AND THE INCREASE IN THE SHARE RESERVE BY 150,000 SHARES.

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 4)

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2008 and recommends that the shareholders vote for ratification of such appointment.

PricewaterhouseCoopers LLP has audited the Company’s financial statements since the year ended December 31, 1997.  A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Audit and Other Professional Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the Company’s last two fiscal years and fees billed for other services rendered by PricewaterhouseCoopers LLP related to those years are set forth in the following table:

	2007	2006
Audit fees (1)	$607,565	$549,700
Audit-related fees (2)	—	—
Tax fees (3)	66,800	59,125
All other fees (4)	1,500	1,500
Totals	$675,865	$610,325

(1)           Audit fees consist of fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting, the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.  The audit fees consist of the following:

	2007	2006
Annual financial statements, the audit of the Company’s internal control over financial reporting, the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q	$565,530	$471,918
Regulatory filings, including review of the Company’s follow-on public offering, SEC comment letter and other engagements	42,035	77,782
Totals	$607,565	$549,700

(2)           Audit-related fees are fees for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)           Tax fees are fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice and tax planning.  This includes preparation of original and amended tax returns for the Company, any refund claims, payment planning, tax advice related to mergers and acquisitions, and tax work stemming from audit-related items.

(4)           All other fees are fees for other permissible work performed by PricewaterhouseCoopers LLP that does not meet the above category descriptions.

As provided in the Audit Committee’s charter, all engagements for any non-audit services by the Company’s independent registered public accounting firm must be approved by the Audit Committee before the commencement of any such services.  The Audit Committee may designate a member or members of the Audit Committee to represent the entire Audit Committee for purposes of approving non-audit services, subject to review by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP to the Company, over and above the external audit fees, to be compatible with PricewaterhouseCoopers LLP’s ability to maintain its independence.

Shareholder Approval

The affirmative vote of a majority of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.  If the shareholders do not approve the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008 AS SET FORTH IN PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Audit Committee of the Board of Directors is comprised entirely of three directors who meet the independence requirements of the Marketplace Rules of The NASDAQ Stock Market and the Securities and Exchange Commission.  The Audit Committee operates under a charter that is available on the Company’s website at http://www.vitalimages.com.  To view the charter, select “Investors,” then “Corporate Governance,” then “Governance Documents” and then “Audit Committee Charter” under “Committee Charters.”

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal controls over financial reporting.  The Company’s independent auditors are responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

In performing its responsibilities, the Audit Committee has reviewed and discussed, with management and the independent auditors, the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  The Audit Committee has also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”.

Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, the Audit Committee received written disclosures and the letter from the independent auditors, and discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

By the Audit Committee:

Sven A. Wehrwein, Chair
James B. Hickey, Jr.
Richard W. Perkins

AVAILABLE INFORMATION

Shareholders of record on April 10, 2008 will receive a proxy statement and the Company’s Annual Report to Shareholders which contains detailed financial information concerning the Company.  The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed a part hereof.

By Order of the Board of Directors

Michael H. Carrel, President and Chief Executive Officer

April 21, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 06/03/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice, Proxy Statement, Annual Report to Shareholders and Proxy Card

To view this material, have the 12-digit Control #(s) available. The Notice, Proxy Statement, Annual Report to Shareholders and Proxy Card are available at www.proxyvote.com

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before 05/06/08 to facilitate timely delivery.

To request material:     Internet:  www.proxyvote.com     Telephone: 1-800-579-1639     **Email:  sendmaterial@proxyvote.com

**If requesting material by e-mail, please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

VITAL IMAGES, INC. 5850 OPUS PARKWAY SUITE 300 MINNETONKA, MN 55343	VITAL IMAGES, INC.

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location The Annual Meeting for holders as of 04/10/08 is to be held on 06/03/08 at 3:30 P.M.
at:	The Marquette Hotel
Mississippi Room
710 Marquette Avenue
Minneapolis, MN 55402

The Marquette Hotel is located in downtown Minneapolis

at the IDS Center. Parking is available in the IDS Parking Lot on Marquette Avenue between 7th Street and 8th Street.

Voting items

The Board of Directors recommends a vote

FOR Proposals 1, 2, 3 and 4.

1.	Election of the following nominees as directors:

Nominees:
	01) Douglas M. Pihl	05) Richard W. Perkins
	02) Michael H. Carrel	06) Michael W. Vannier, M.D.
	03) James B. Hickey, Jr.	07) Sven A. Wehrwein
04) Gregory J. Peet

2.	Approval of the amendment to the Company’s 2006 Long-Term Incentive Plan increasing the number of shares of common stock to be reserved under the plan.

3.	Approval of the amendment to the Company’s 1997 Employee Stock Purchase Plan increasing the number of shares of common stock to be reserved under the plan.

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting.

VITAL IMAGES, INC.

5850 OPUS

PARKWAY SUITE 300

MINNETONKA, MN 55343

VOTE BY INTERNET -  www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Vital Images, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Vital Images, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VITAL1	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VITAL IMAGES, INC.

Vote on Directors

1. Election of the following nominees as directors:	For	Withhold	For All
	All	All	Except

Nominees:	☐	☐	☐

01)        Douglas M. Pihl

02)        Michael H. Carrel

03)        James B.Hickey,Jr.

04)        Gregory J. Peet

05)        Richard W. Perkins

06)        Michael W. Vannier, M.D.

07)        Sven A. Wehrwein

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals

	For	Against	Abstain

2. Approval of the amendment to the Company’s 2006 Long-Term Incentive Plan increasing the number of shares of common stock to be reserved under the plan.	☐	☐	☐

3. Approval of the amendment to the Company’s 1997 Employee Stock Purchase Plan increasing the number of shares of common stock to be reserved under the plan.	☐	☐	☐

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year endingDecember 31, 2008.	☐	☐

In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting.

Please mark, date, sign, and mail this proxy promptly in the enclosed envelope.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally.

If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHINBOX]	Date	Signature (Joint Owners)	Date

PROXY

VITAL IMAGES, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

For Annual Meeting of Shareholders

June 3, 2008

The undersigned, revoking all prior proxies, hereby appoints Michael H. Carrel and Ian L. Nemerov, or either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Vital Images, Inc. (the “Company”) of record in the name of the undersigned at the close of business on April 10, 2008 at the Annual Meeting of Shareholders to be held on Tuesday, June 3, 2008, or at any adjournment thereof, upon the matters listed on the reverse side.